UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Crawford & Company

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 4, 2018

Dear Shareholders:

You are cordially invited to attend the Company’s 2018 Annual Meeting of Shareholders, which will be held on Wednesday, May 9, 2018, beginning at 2:00 p.m. Eastern Time at the Company’s headquarters, 5335 Triangle Parkway, Peachtree Corners, Georgia 30092.

The Notice of Annual Meeting of Shareholders, Proxy Statement and form of Proxy are included with this letter and contain information about the Annual Meeting and the various matters on which you are being asked to vote. Only shareholders of record of Class B Common Stock of the Company as of the close of business on March 15, 2018 are entitled to vote at the Annual Meeting, including any adjournment or postponement thereof. Shares of Class A Common Stock of the Company are not entitled to vote at the Annual Meeting.

As is our custom, a brief report will be made immediately after the Annual Meeting on the Company’s 2017 activities, 2018 activities to date, and the outlook for the remainder of 2018. We hope you will be able to attend the Annual Meeting. On behalf of the entire management team and our Board of Directors, I would like to thank James D. Edwards and Roger A. S. Day for their service on our Board. Mr. Edwards has reached the Company’s mandatory director retirement age and thus was not nominated for reelection at the Annual Meeting. Mr. Day resigned from the Board earlier this year for personal reasons.

Whether or not you plan to attend, it is important that you sign and return your Proxy, or vote electronically by telephone or through the Internet, promptly, as your vote is important to the Company.

On behalf of our Board of Directors, officers and employees, we wish to thank you for your continued interest in and support of Crawford & Company.

Sincerely,
Harsha V. Agadi
President and Chief Executive Officer

CRAWFORD & COMPANY

5335 Triangle Parkway

Peachtree Corners, Georgia 30092

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

May 9, 2018

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Crawford & Company (the “Company”) will be held at the Company’s headquarters, 5335 Triangle Parkway, Peachtree Corners, Georgia 30092, on Wednesday, May 9, 2018, at 2:00 p.m. Eastern Time, for the following purposes:

1. To elect eight (8) directors to serve until the next annual meeting of shareholders and until their successors are elected and qualified;

2. To approve of the addition of 1,000,000 authorized shares of Class A Common Stock to the Crawford & Company U.K. Sharesave Scheme, as amended;

3. To ratify the appointment of Ernst & Young LLP as independent auditor for the Company for the 2018 fiscal year; and

4. To transact any and all other such business as may properly come before the Annual Meeting, including any adjournment or postponement thereof.

Information relating to the above matters is set forth in the accompanying Proxy Statement dated April 4, 2018. Only shareholders of record of Class B Common Stock of the Company as of the close of business on March 15, 2018 are entitled to vote at the Annual Meeting, including any adjournment or postponement thereof. Shares of Class A Common Stock of the Company are not entitled to vote at the Annual Meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 9, 2018:

The proxy statement and our 2017 annual report are available at https://materials.proxyvote.com/224633. If you need directions to the Annual Meeting, please call (404) 300-1000 or refer to the Company’s website, www.crawfordandcompany.com.

By Order of The Board of Directors,

R. Eric Powers, III,
Secretary

Atlanta, Georgia

April 4, 2018

It is important that your shares of Class B Common Stock be represented at the Annual Meeting whether or not you plan to attend. Accordingly, please complete and sign the enclosed Proxy and return it in the accompanying postage-paid envelope, or vote your Proxy electronically by telephone or through the Internet as soon as possible. Signing and returning the Proxy, or submitting it electronically, will not affect your right to attend and vote in person at the Annual Meeting. If your shares are held in the name of a nominee or intermediary, please follow the instructions on the voting instruction card furnished by such record holder.

Proxies are being solicited with respect to shares of Class B Common Stock of the Company by the Board of Directors of the Company. Shares of Class A Common Stock of the Company are not entitled to vote at the Annual Meeting and, consequently, Proxies are not being solicited with respect to shares of Class A Common Stock of the Company.

ANNUAL MEETING OF SHAREHOLDERS

To Be Held on May 9, 2018

GENERAL INFORMATION AND FREQUENTLY ASKED QUESTIONS

The 2018 Annual Meeting of Shareholders of Crawford & Company, including any adjournment or postponement thereof (the “Annual Meeting”), will be held at the headquarters of the Company, located at 5335 Triangle Parkway, Peachtree Corners, Georgia 30092 on Wednesday, May 9, 2018 at 2:00 p.m., Eastern Time.

The Board of Directors of the Company (the “Board of Directors” or the “Board”) is furnishing this Proxy Statement and Proxy to solicit proxies on its behalf to vote at the Annual Meeting. You are receiving this Proxy Statement and the accompanying Proxy Card (or, if your shares are held in the name of a nominee or intermediary, a voting instruction card furnished by such record holder), or “Proxy,” because you own shares of the Company’s Class B Common Stock. A Proxy is a legal designation of another person to vote the stock that you own. That other person is called a “proxy.” If you designate someone as your proxy in a written document, that document is also called a proxy, a proxy card or a form of proxy. If you sign and return the Proxy, you are appointing H.V. Agadi, W.B. Swain and R.E. Powers as your representatives at the Annual Meeting. Messrs. Agadi, Swain and Powers will vote your shares of Class B Common Stock at the Annual Meeting as you instruct them on the Proxy.

All holders of the Company’s Class B Common Stock as of the close of business on March 15, 2018, which we refer to as the “Record Date,” are being furnished a copy of the Notice of Annual Meeting and this Proxy Statement. Only holders of the Company’s Class B Common Stock are entitled to vote on the matters subject to a vote at the Annual Meeting. The Proxy Statement describes the matters which will be voted on at the Annual Meeting. It also gives you information so that you can make an informed voting decision on those matters.

This Proxy Statement and the accompanying form of Proxy are first being mailed or delivered electronically to shareholders and made available on the Internet at https://materials.proxyvote.com/224633, on or about April 4, 2018. Our Annual Report to Shareholders for the fiscal year ended December 31, 2017 is also being delivered with this Proxy Statement and is also being made available on the Internet at the web address above.

Signing and returning your Proxy will ensure your shares are voted at your direction whether or not you attend the Annual Meeting. Even if you plan to attend the Annual Meeting, we request that you complete, sign and return your Proxy, vote by telephone or vote over the Internet in advance of the Annual Meeting so that we can ensure we have enough votes to conduct business at the Annual Meeting.

On what items am I being asked to vote?

You are being asked to vote on three matters:

•	the election of eight (8) directors;

•	the approval of the addition of 1,000,000 authorized shares of Class A Common Stock to the Crawford & Company U.K. Sharesave Scheme, as amended; and

•	the ratification of Ernst & Young LLP as our independent auditor for our 2018 fiscal year.

Who may vote at the Annual Meeting?

Only shareholders of record of our Class B Common Stock on the Record Date are entitled to notice of, and to vote at, the Annual Meeting. If you are the owner of shares of Class B Common Stock held in “street name” through a broker, bank or other nominee, please refer to the information under “Are voting procedures different if I hold my shares in the name of a broker, bank or other nominee?” below. Holders of Class A Common Stock are not entitled to any notice of, or vote at, the Annual Meeting.

How many votes do you need to hold the Annual Meeting?

In order for us to conduct business at the Annual Meeting, we must have a quorum, which means that a majority of the issued and outstanding shares of Class B Common Stock as of the Record Date must be present. Shares of Class B Common Stock will be counted as present for purposes of determining the presence of a quorum if those shares are:

•	voted over the Internet or by telephone in advance of the Annual Meeting;

•	properly submitted via Proxy (even if the Proxy does not provide voting instructions) in advance of the Annual Meeting; or

•	present at the Annual Meeting and voted in person.

Abstentions and “broker non-votes” will be counted as present and entitled to vote for purposes of determining a quorum. A “broker non-vote” occurs when a registered holder (such as a broker or bank) holding shares in “street name” for a beneficial owner does not vote on a particular proposal because the registered holder has not received voting instructions from the beneficial owner and does not have, or declines to exercise, discretionary voting power with respect to that particular proposal. As described below, registered holders that have not received voting instructions from the beneficial owner may, although they are not required to, vote such shares with respect to the ratification of the appointment of the Company’s independent auditor. Registered holders are not entitled to exercise discretionary voting authority with respect to any other matters to be voted upon at the Annual Meeting.

How many shares of Class B Common Stock are outstanding? How many votes is each share of Class B Common Stock entitled to at the Annual Meeting?

As of the Record Date, we had outstanding 24,461,805 shares of Class B Common Stock and each share is entitled to one vote for each of the director nominees to be elected at the Annual Meeting, and one vote on each other matter to be acted upon at the Annual Meeting.

How may I vote on each of the Proposals to be considered at the Annual Meeting?

With respect to the election of directors, you may:

•	vote FOR all nominees;

•	withhold authority to vote for one or more of the nominees and vote FOR the remaining nominees; or

•	withhold authority to vote for all eight (8) nominees.

With respect to the approval of the addition of 1,000,000 authorized shares of Class A Common Stock to the Crawford & Company U.K. Sharesave Scheme, as amended, you may:

•	vote FOR the proposal;

•	vote AGAINST the proposal; or

•	ABSTAIN from voting on the proposal.

With respect to the ratification of our independent auditor, you may:

•	vote FOR the proposal;

•	vote AGAINST the proposal; or

•	ABSTAIN from voting on the proposal.

What vote is required to approve each of the Proposals?

Each share of Class B Common Stock is entitled to cast an affirmative vote for up to eight (8) director nominees. Cumulative voting is not permitted. The eight (8) nominees for director who receive the highest number of votes cast, in person or by Proxy, at the Annual Meeting will be elected as directors. Votes withheld and broker non-votes will have no effect on the outcome of the election of directors.

The affirmative vote of a majority of the votes cast, in person or by proxy, is required for each of the approval of the addition of 1,000,000 authorized shares of Class A Common Stock to the Crawford & Company U.K. Sharesave Scheme, as amended and the ratification of the appointment of the Company’s independent auditor. Abstentions and broker non-votes are not considered to be votes cast and therefore will have no effect on the outcome of the vote on these matters.

What are the Board’s voting recommendations?

Our Board of Directors recommends the following votes:

•	Proposal One – FOR the election of the eight (8) persons nominated to serve as directors;

•	Proposal Two – FOR the approval of the addition of 1,000,000 authorized shares of Class A Common Stock to the Crawford & Company U.K. Sharesave Scheme, as amended; and

•	Proposal Three – FOR ratification of Ernst & Young LLP as our independent auditor for 2018.

How do I vote?

In order for us to ensure we have sufficient votes to conduct business at the Annual Meeting, we request that registered owners vote by one of the following four methods as soon as possible. You may also thereafter attend the Annual Meeting and vote your shares in person.

• Via Internet: visit www.proxypush.com/crd-b.	• By Mail: sign, date and return your proxy card to the address listed on the proxy card.

• By Phone: call 1-866-883-3382.	• In Person: all holders of record of Class B Common Stock who hold their shares directly in their name may vote in person at the Annual Meeting.

What if I change my mind after I vote by Proxy?

Any shareholder giving a Proxy has the power to revoke it at any time before it is voted at the Annual Meeting by the giving of another Proxy by mail bearing a later date or thereafter voting by phone or the Internet, or providing written notification of the revocation to the Corporate Secretary, Legal Department, Crawford & Company, 5335 Triangle Parkway, Peachtree Corners, Georgia 30092. Shareholders who are present at the Annual Meeting will have the opportunity to revoke their Proxy and vote in person if they so desire.

What if I return my Proxy but do not provide voting instructions?

If you properly execute and return your Proxy but do not indicate any voting instructions with respect to one or more matters to be voted upon at the Annual Meeting, your shares will be voted in accordance with the recommendation of the Board of Directors as to all such matters.

Specifically, your shares will be voted FOR the election of all director nominees, FOR the approval of the addition of 1,000,000 authorized shares of Class A Common Stock to the Crawford & Company U.K. Sharesave Scheme, as amended, and FOR the ratification of the appointment of Ernst & Young LLP as our independent auditor for the 2018 fiscal year, as well as in the discretion of the persons named as proxies on all other matters that may properly come before the Annual Meeting.

Are voting procedures different if I hold my shares in the name of a broker, bank or other nominee?

If you are a shareholder whose shares are held in “street name” (i.e., in the name of a broker, bank or other record holder), you must either direct the record holder of your shares how to vote your shares or obtain a Proxy, executed in your favor, from the record holder to be able to vote at the Annual Meeting.

We encourage shareholders who hold shares of Class B Common Stock in street name to provide instructions to that record holder on how to vote those shares. Providing voting instructions ensures that your shares will be voted at the Annual Meeting. If shares are held through a brokerage account, the brokerage firm, under certain circumstances, may vote the shares without instructions from you. On certain “routine” matters, such as the ratification of the appointment of auditors, brokerage firms have authority under NYSE rules to vote their beneficial holders’ shares if the beneficial holders do not provide voting instructions. If a brokerage firm votes a beneficial holder’s shares on a routine matter without receiving voting instructions, these shares are counted both for establishing a quorum to conduct business at the meeting and in determining the number of shares voted for or against the routine matter. At the Annual Meeting, only the proposal to ratify the appointment of Ernst & Young LLP as our independent auditor for the 2018 fiscal year is considered a routine matter.

On “non-routine” matters, if a brokerage firm has not received voting instructions from a beneficial holder, the brokerage firm cannot vote the shares on that proposal, which is considered a “broker non-vote.” Broker non-votes are counted for purposes of establishing a quorum to conduct business at a meeting, but not for determining the number of shares voted for or against the non-routine matter. At the Annual Meeting, the proposals relating to the election of directors and the approval of the addition of 1,000,000 authorized shares of Class A Common Stock to the Crawford & Company U.K. Sharesave Scheme, as amended, are considered non-routine matters.

How can I obtain a copy of the 2017 Annual Report?

Our Annual Report to the Shareholders (which includes our Annual Report on Form 10-K) (the “Annual Report”) for the fiscal year ended December 31, 2017 is enclosed herewith. Our Annual Report on Form 10-K, filed with the Securities and Exchange Commission (the “SEC”) and our Annual Report are available free of charge upon written request to the Corporate Secretary, Legal Department, Crawford & Company, 5335 Triangle Parkway, Peachtree Corners, Georgia 30092 and on the Company’s web site, www.crawfordandcompany.com under “Investor Relations” link located under the “About Us” tab.

Who is paying the expenses of this solicitation?

The cost of solicitation of proxies will be borne by the Company. In an effort to have as large a representation at the Annual Meeting as possible, special solicitation of proxies may, in certain instances, be made personally, or by telephone, electronic mail or by mail by one or more of our officers, employees or directors. We will also reimburse brokers, banks, nominees or other fiduciaries for the reasonable clerical expenses of forwarding the proxy material to the beneficial owners of the Company’s Class B Common Stock.

What do I need in order to attend the Annual Meeting?

Attendance is limited to shareholders of record as of March 15, 2018. You should be prepared to present photo identification for admittance. Please note that cameras, sound or video recording equipment, cellular telephones, or similar electronic devices, large bags, briefcases or packages will not be allowed in the meeting room.

If you are a shareholder of record, your name is subject to verification against the list of shareholders of record on the record date prior to being admitted to the meeting. If you are a beneficial owner and your shares are held through a broker, bank or other nominee, you may also attend our 2018 Annual Meeting if you provide proof of beneficial ownership on the record date, such as your most recent account statement or similar evidence of ownership.

When will the Company announce the voting results?

We will announce the preliminary voting results at the 2018 Annual Meeting. The Company will report the final results on a Current Report on Form 8-K, to be filed with the SEC within four business days following the Annual Meeting.

PROPOSAL 1 — ELECTION OF DIRECTORS

Nominees and Voting

James D. Edwards has reached the Company’s mandatory director retirement age and thus was not nominated for reelection at the Annual Meeting. We thank him for his faithful service to the Company. Each nominee is a current director who was most recently elected by the shareholders at the Company’s previous annual meeting on May 10, 2017, except for Rahul Patel who was appointed by the Board of Directors as a director on July 31, 2017. If, at the time of the Annual Meeting, any of the nominees should be unable or unwilling to serve, the persons named in the Proxy may vote for substitute nominees selected by the Board of Directors or, as an alternative, the Board of Directors could reduce the size of the Board and/or the number of directors to be elected at the Annual Meeting. We have no reason to believe that any of the nominees will be unable or unwilling to serve as a director for his or her full term until the next annual meeting and until his or her successor is elected and qualified.

As of the Annual Meeting, the Board of Directors is fixed at eight members and, in accordance therewith, the Board has nominated the eight persons listed below to be elected as directors, to hold office until the Company’s next annual meeting and until their respective successors are elected and qualified.

Nominee Information

The following gives certain information as to each person nominated by our Board of Directors for reelection as a director.

Harsha V. Agadi, age 55, is the President and Chief Executive Officer of the Company, a position he has held since June 2016, and held on an interim basis prior to that and since August 2015. Mr. Agadi has served as a member of the Board of Directors since August 2010. He also serves as Chairman of GHS Holdings, LLC, an investing and restaurant consulting business, a position he has held since 2000. He served as Executive Chairman of Quiznos, LLC, a quick service sandwich chain, from February 2012 until August 2014. From August 2010 until February 2012, Mr. Agadi was Chairman and Chief Executive Officer of Friendly’s Ice Cream LLC, a restaurant chain which provides sandwiches and ice cream desserts. From December 2004 until December 2009, Mr. Agadi was President and Chief Executive Officer of Church’s Chicken, a franchised quick service chicken restaurant. He serves on the board of Belmond, Ltd. and previously served on the board of The Krystal Company. Each of Quiznos and Friendly’s Ice Cream filed voluntary petitions under the federal bankruptcy law during the period in which Mr. Agadi served as an executive officer of such entities. The Board believes Mr. Agadi’s role, and knowledge, serving as the Company’s President and Chief Executive Officer, and his experience in establishing global brands and improving the operations of companies he has led uniquely qualifies him to serve as a director of the Company.

P. George Benson, age 71, is a Professor and former President of the College of Charleston. Dr. Benson served as President of the College of Charleston from February 2007 until he stepped down in 2014. From June 1998 until January 2007, he was Dean of the Terry College of Business at the University of Georgia. Dr. Benson has served as a member of the Board of Directors since September 2005. Dr. Benson also serves as a member of the boards of directors of Primerica, Inc. and AGCO Corporation. He also serves as the chair of the Foundation of the Malcolm National Quality Award. Dr. Benson’s distinguished professional background in academics and leadership positions at the College of Charleston and University of Georgia, together with the experience he brings to the Board as a director of the Company for more than twelve years, led to the Board’s decision to nominate Dr. Benson for reelection to our Board.

Jesse C. Crawford, age 69, is the Chief Executive Officer of Crawford Media Services, Inc., an Atlanta, Georgia based provider of electronic media services for television, film and archival clients, and was appointed to this position on January 2010. Prior to that and since September 1984, he was President and Chief Executive Officer of Crawford Communications, Inc., a full-service provider of teleproduction services including audio/video production and post production, multimedia title design, satellite services, animation, and special effects. Mr. Crawford has served as a member of the Board of Directors since April 1986. We believe Mr. Crawford’s significant experience in senior management of a services company with both international and disaster recovery components similar to those of the Company, as well as the significant knowledge base he has acquired by having served as a director of the Company for over thirty years and his position as our majority shareholder, qualify him to continue to serve on the Board. Mr. Crawford is the father of Mr. Jesse C. Crawford, Jr., who is also a member of the Board.

Jesse C. Crawford, Jr., age 28, has served as a member of the Board of Directors since May 2015. He is an independent investor. Mr. Crawford, Jr.’s family maintains a controlling interest in the Company, and the Board believes it is appropriate to provide for continuity of the representation of the Crawford family on the Board as a component of the Board’s succession planning strategy. Mr. Crawford, Jr. is the son of Jesse C. Crawford, a member of the Board and the majority shareholder of the Company.

Joia M. Johnson, age 58, is the Chief Administrative Officer, General Counsel and Corporate Secretary for Hanesbrands Inc., a marketer of innerwear, outerwear and hosiery apparel based in Winston-Salem, North Carolina. Ms. Johnson joined Hanesbrands Inc. in January 2007. From January 2001 until January 2007 she was Executive Vice President, General Counsel and Secretary for RARE Hospitality International, Inc., a publicly traded restaurant franchise owner and operator based in Atlanta, Georgia. Ms. Johnson serves on the H. J. Russell & Company board of directors and on several professional and civic boards. Ms. Johnson was appointed as a member of the Board in February 2011. The Board has determined that her experience establishing and leading corporate staff functions, and particularly her leadership in the area of corporate social responsibility, qualify her to serve as a director of the Company.

Charles H. Ogburn, age 62, served as an Executive Director of Arcapita Inc., an international private equity firm, from March 2001 until his retirement in July 2010. Mr. Ogburn has served as a member of the Board of Directors since February 2009. Mr. Ogburn also serves as trustee of The Cook & Bynum Fund, a mutual fund. Mr. Ogburn has extensive experience in international business matters as well as financial counseling to public and private companies in various life-cycle stages, which experience the Board considered in determining that it believes Mr. Ogburn remains qualified to serve on the Board.

Rahul Patel, age 45, was appointed as a member of the Board of Directors on July 31, 2017. Since January 2005, Mr. Patel has been a partner with the law firm King & Spalding LLP, where he focuses on mergers, joint ventures and strategic corporate transactions as a member of the firm’s mergers and acquisitions practice. The Board believes Mr. Patel is qualified to serve as a director due to his over 20 years of legal experience, especially in mergers and acquisitions and corporate governance.

D. Richard Williams, age 61, was appointed as a member of the Board in February 2016. He was the co-chief executive officer of Primerica, Inc., a publicly traded insurance and investments company, from 1999 through March of 2015. He currently serves as the non-executive chairman of the board of Primerica, Inc. and is on the board of USANA Health Sciences, Inc., a publicly traded direct seller of nutritionals. The Board believes Mr. Williams is qualified to serve as a director due to his extensive knowledge of corporate governance matters as well as his significant experience in finance and accounting.

Shareholder Vote

Holders of each share of Class B Common Stock may:

•	vote FOR the election of the eight (8) nominees for director;

•	withhold authority to vote for one or more of the nominees and vote FOR the remaining nominees; or

•	withhold authority to vote for all eight (8) nominees.

Election of directors is determined by a plurality of votes. The eight (8) nominees receiving the highest number of affirmative votes will be elected as directors. Cumulative voting is not permitted. Votes withheld and broker non-votes will have no effect on the outcome of the election of directors.

The Board of Directors unanimously recommends a vote FOR each of its nominees for director.

EXECUTIVE OFFICERS

The following are the names, positions held, and ages of each of the executive officers of the Company:

Name	Office	Age
Harsha V. Agadi	President and Chief Executive Officer	55
Rohit Verma	Executive Vice President, Global Chief Operating Officer	43
W. Bruce Swain, Jr.	Executive Vice President, Chief Financial Officer	54
Larry C. Thomas	Executive Vice President, Global President – Crawford Specialty Solutions	58
Danielle M. Lisenbey	Executive Vice President, Global President – Crawford TPA Solutions	54
Kieran Rigby	Executive Vice President, Global President – Crawford Claims Solutions	53
Ken M. Fraser	Executive Vice President – Chief Client Officer	56
Joseph O. Blanco	Senior Vice President and General Counsel	47
Hilton Sturisky	Senior Vice President and Global Chief Information Officer	47
Bonnie C. Sawdey	Senior Vice President, Chief People Officer	49
Greta Van	Senior Vice President – Strategy and Performance Development	49
Dalerick M. Carden	Senior Vice President and Chief Accounting Officer	48

Mr. Agadi’s prior experience is detailed above under “Proposal 1 – Election of Directors – Nominee Information” of our directors.

Mr. Verma was appointed to his present position as Executive Vice President, Global Chief Operating Officer in June 2017. Prior to joining the Company, Mr. Verma served as the Regional Executive – South for Zurich North America since 2015. Prior to that and from January 2011 he was the underwriting leader for the Midwest region of Zurich’s Commercial Markets business.

Mr. Swain was appointed to his present position as Executive Vice President and Chief Financial Officer in October 2006 and from May 2006 served as Senior Vice President and interim Chief Financial Officer of the Company. Prior to that and from January 2000 he was Senior Vice President and Controller of the Company.

Mr. Thomas was appointed to his present position as Executive Vice President, Global President – Crawford Specialty Solutions effective January 1, 2018. Prior to that and from November 2015, he served as Executive Vice President and CEO — U.S. Services. Prior to that and from January 2015, he was Senior Vice President, CEO — U.S. Property & Casualty. Prior to that and from November 1999 he was Chief Executive Officer of the Company’s Contractor Connection division.

Ms. Lisenbey was appointed to her present position as Executive Vice President, Global President – Crawford TPA Solutions effective January 1, 2018. Prior to that and from March 2012, she served as Executive Vice President and President and Chief Executive Officer of Broadspire Services, Inc. (“Broadspire”), a wholly owned subsidiary of the Company, which comprised the Company’s Broadspire division. Prior to that and from November 2007, she was Senior Vice President, Chief Operations Officer for Medical Management Services of Broadspire.

Mr. Rigby was appointed to his present position as Executive Vice President, Global President – Crawford Claims Solutions effective January 1, 2018. Prior to that and from April 2017, he served as Senior Vice President, President — International, in charge of the Company’s International division. Prior to that and from 2014, he served as Senior Vice President, CEO of Crawford Europe and Latin America. Prior to that, he served as CEO of GAB Robins UK until the Company acquired GAB Robins UK in 2014.

Mr. Fraser was appointed to his present position as Executive Vice President – Chief Client Officer effective October 2017. Prior to that and from June 2015 he served as Executive Vice President – Strategy and Performance Development. Prior to joining the Company and since May 2012 he was Executive Vice President-Risk Management of Wells Fargo Insurance, a banking and insurance brokerage company. Prior to that and from August 1985 he was Managing Director at Marsh, Inc., an insurance brokerage company.

Mr. Blanco was appointed to his present position as Senior Vice President and General Counsel effective March 2017. Prior to joining the Company on a full-time basis and from September 2016 he served as Interim General Counsel of the Company. Prior to that and from September 2008 he was a partner at Dentons US, LLP, a law firm.

Mr. Sturisky was appointed to his present position as Senior Vice President and Global Chief Information Officer in October 2016. Prior to joining the Company and since May 2014 he was Vice President and Chief Information Officer at Spirit Airlines, an airline company. From April 2008 and until May 2014 he was Senior Vice President and Chief Information Officer at BCD Travel, a travel company.

Ms. Sawdey was appointed to her present position as Senior Vice President and Chief People Officer in January 2016. From January 2014 through January 2016 she was Vice President, Human Resources of the Company. From June 2008 through January 2014 she was Vice President, Corporate Benefits of the Company.

Ms. Van was appointed to her present position as Senior Vice President – Strategy and Performance Development effective October 2017. From June 2014 through October 2017 she was Senior Vice President, Internal Audit of the Company. Prior to joining Crawford, and from June 2012 through June 2014 she was Vice President, Internal Audit of INAP, a technology services company.

Mr. Carden was appointed to his present position as Senior Vice President and Chief Accounting Officer in October 2014. Prior to that and from January 2008 he was Vice President and International Controller of the Company.

CORPORATE GOVERNANCE

Director Independence

Our Corporate Governance Guidelines and the listing standards of the NYSE provide that a majority of our directors will be independent directors under the NYSE corporate governance listing standards, as in effect from time to time. In addition, our Corporate Governance Guidelines include certain categorical independence standards to assist the Board in determining director independence.

As required by our Corporate Governance Guidelines, the Board of Directors has reviewed and analyzed the relationships of each director with the Company and its management. The purpose of the review was to determine whether any particular relationships or transactions involving directors, or any of their respective affiliates or immediate family members, were inconsistent with a determination that the director is independent for purposes of serving on the Board and any of its Committees.

As a result of this review, the Board has determined, pursuant to the listing standards of the NYSE and our Corporate Governance Guidelines, that all director nominees are independent for purposes of serving on the Board of Directors, except Mr. Agadi, who is President and Chief Executive Officer of the Company. In making such determination, the Board also considers any “related party transactions” entered into between the Company and the applicable director or director nominee, regardless of whether such transaction is required to be disclosed pursuant to the rules and regulations of the SEC.

Standing Committees

The Board of Directors has four standing committees: the Executive Committee; the Audit Committee; the Governance Committee; and the Compensation Committee.

The Executive Committee.    The Executive Committee consists of Mr. Crawford as Chairman, and Messrs. Agadi and Ogburn as members, with the addition of Mr. Patel effective October 31, 2017. The Executive Committee may exercise all the authority of the Board of Directors between its meetings with respect to all matters not specifically reserved by law to the Board of Directors. The Executive Committee held three meetings during 2017.

The Audit Committee.    The Audit Committee consists of Mr. Williams as Chairman, Ms. Johnson and Messrs. Edwards, Ogburn and, until February 2018, Mr. Day as members. Mr. Williams was appointed Chairman of the Audit Committee on July 31, 2017; prior to that time Mr. Edwards served in that position. The Board has determined that all of the members of the Audit Committee are independent under NYSE listing standards and Rule 10A-3 under the Securities Exchange Act of 1934 (the “Exchange Act”). In addition, the Board has determined that Messrs. Williams and Edwards are each an “Audit Committee Financial Expert” as defined by Item 407(d) of SEC Regulation S-K. In making such determination, the Board took into consideration, among other things, the express provision in Item 407(d) of SEC Regulation S-K that the determination that a person has the attributes of an audit committee financial expert shall not impose any greater responsibility or liability on that person than the responsibility and liability imposed on such person as a member of the Audit Committee and the Board of Directors, nor shall it affect the duties and obligations of other Audit Committee members or the Board.

The Audit Committee has adopted a written charter, approved by our Board of Directors, which is available at www.crawfordandcompany.com through the “Corporate Governance” link located under the “About Us” tab. The Audit Committee oversees the integrity of our financial statements, risks related to our financial reporting process and internal controls, the internal audit function, the independent auditor’s qualifications, independence and performance, and the Company’s corporate finance matters, including its capital structure. The Audit Committee provides oversight with respect to the Company’s risk management process, including, as required by the NYSE, discussing with management the Company’s significant financial risk exposures, steps management has taken to monitor, control and report such exposures, and our policies with respect to risk assessment and risk management.

The Audit Committee appoints and discharges our independent auditor, reviews with the independent auditor the audit plan and results of the audit engagement, reviews the scope and results of our internal auditing procedures and the adequacy of our accounting controls, approves professional services provided by the independent auditor, reviews the independence of the independent auditor, and approves the independent auditor’s audit and non-audit services and fees.

The Audit Committee also reviews and approves related party transactions in accordance with the Company’s written related party transactions policy. The Company’s related party transactions policy is designed to eliminate conflicts of interest and improper valuation issues, and applies to the Company’s directors, officers, shareholders holding 5% or more of the Company’s stock and family members or controlled affiliates of such persons. For purposes of the Company’s related party transactions policy, a “related party transaction” is a transaction between the Company and any related party, other than transactions generally available to all employees and certain de minimis transactions.

The Audit Committee held five meetings during 2017.

The Governance Committee.    The Governance Committee consists of Dr. Benson as Chairman, and Messrs. Crawford, Crawford, Jr. and, until February 2018, Mr. Day as members, with the addition of Mr. Patel effective August 1, 2017. The Governance Committee operates under a written charter, approved by the Board of Directors. Pursuant to that charter, the Governance Committee advises and makes recommendations to the Board on all matters concerning corporate governance and directorship practices, oversees risks related to our corporate governance, including Board and director performance, director succession and the Company’s Corporate Governance Guidelines and other governance documents, and actively identifies, evaluates and selects director nominees for the Board according to the guidelines stated in its charter, including reviewing candidates recommended by shareholders.

The Governance Committee believes that appropriate candidates should show evidence of leadership in their particular field, have the interest and ability to devote sufficient time to carrying out their respective duties and responsibilities, and that the Board as a whole should have diversity of experience (which may, at any one or more times, include differences with respect to personal, educational or professional experience, gender, ethnicity, geographic origin and location, and age) and the ability to exercise sound business judgment, possess the highest personal and professional ethics, integrity and values, and be committed to representing the long-term interests of the Company’s shareholders. Pursuant to our Bylaws, except for persons who hold shares entitled to ten percent or more of the voting power of the Company, no person is eligible for nomination or re-nomination to the Board after such person has reached the age of 74. In selecting directors or director candidates, the Board generally seeks a combination of active or former senior officers of businesses, academics and entrepreneurs whose backgrounds are relevant to the Company’s mission, strategy, operations and other perceived needs.

The Governance Committee held four meetings during 2017.

The Compensation Committee.    The Compensation Committee consists of Ms. Johnson as Chairperson and Messrs. Crawford, Edwards and Ogburn as members. The Board of Directors has determined that all members of the Compensation Committee are independent under the NYSE listing standards, and all members qualify as “outside directors” for Internal Revenue Code Section 162(m) purposes. The Compensation Committee has adopted a written charter, approved by the Board of Directors. The Compensation Committee is primarily responsible for the design and oversight of the Company’s executive compensation policies, plans and practices. The Compensation Committee formulates and approves the salary, equity compensation awards and other compensation payable to the Chief Executive Officer and, upon recommendation of the Chief Executive Officer, salaries, equity compensation awards and other compensation for all other officers of the Company.

A key objective of the Compensation Committee is to ensure that the Company’s overall executive compensation program appropriately links pay to performance and aligns the interests of the Company’s executives with its shareholders, while seeking to encourage an appropriate level of risk-taking behavior consistent with the Company’s long-term strategy. The Compensation Committee also monitors the design and administration of the Company’s overall incentive compensation programs to ensure that they include appropriate safeguards to avoid encouraging unnecessary or excessive risk taking by Company employees.

This Committee held five meetings in 2017.

For additional information about the Compensation Committee’s processes and its role, as well as the role of executive officers and compensation consultants in determining executive officer compensation, see “Compensation Discussion and Analysis” below.

Executive Sessions of Non-Employee Directors

Non-employee and independent directors are required to meet regularly without management participation. During 2017, there were five meetings of non-employee and independent directors. Mr. Ogburn, as Non-Executive Chairman of the Board, presides at these meetings.

Meetings of the Board of Directors and Board Attendance

During 2017, the Board of Directors held six meetings. Each individual who served as a director attended at least seventy-five percent (75%) of the aggregate number of meetings of the Board of Directors and any committees thereof of which such director was a member. The Company encourages all directors to attend each annual meeting. The Company also holds a full Board meeting the same day as the annual meeting to further encourage all directors to attend the annual meeting. All director nominees, other than Ms. Johnson and Mr. Patel, who was appointed as a director in July 2017, attended the 2017 annual meeting. Mr. Edwards also did not attend the 2017 annual meeting.

Corporate Governance Guidelines, Committee Charters and Code of Business Conduct

The Company’s Corporate Governance Guidelines, board committee charters, and Code of Business Conduct and Ethics are available on its website at www.crawfordandcompany.com under “Corporate Governance,” located under the tab “About Us,” and are also available without charge in print to any shareholder who makes a request by writing to Corporate Secretary, Legal Department, Crawford & Company, 5335 Triangle Parkway, Peachtree Corners, Georgia 30092.

Leadership Structure

The Chairman of the Board presides at all meetings of the Board and the shareholders, and exercises such other powers and duties as the Board may assign him. Generally, the Chairman of the Board provides leadership to the Board and works with the Board to define its structure and activities in the fulfillment of its responsibilities. The Company believes that the members of the Board possess considerable and unique knowledge of the challenges and opportunities the Company faces, and therefore are in the best position to evaluate the needs of the Company and how best to organize the capabilities of our directors and executives to meet those needs. As a result, the Company believes that the decisions as to who should serve as Chairman and as President and Chief Executive Officer, and whether the offices should be combined or separate, is properly the responsibility of the Board, to be exercised from time to time in appropriate consideration of then-existing facts and circumstances.

Mr. Ogburn has served as a member of the Board since February 2009 and as Non-Executive Chairman of the Board since January 1, 2010. The Board currently believes that, based on the skills and current responsibilities of the various Board members and management as well as the current general economic, business and competitive environment, separation of the chairman and chief executive officer roles remains appropriate, as it enhances (i) appropriate oversight of management by the Board, (ii) Board independence, (iii) the accountability to our shareholders by the Board and (iv) our overall leadership structure.

Risk Management

The Company takes a comprehensive approach to risk management and seeks to include risk management principles in all of its management processes. This comprehensive approach is reflected in the reporting processes pursuant to which management provides information to the Board to support the Board’s role in oversight, approval and decision-making.

The Board maintains oversight responsibility for the management of the Company’s risks, and closely monitors the information it receives from management to provide oversight and guidance to our management team concerning the assessment and management of risk. The Board approves the Company’s high level goals, strategies and policies to set the tone and direction for appropriate levels of risk taking within the business. Our Board also periodically reviews the Company’s enterprise risk management (ERM) program to ensure that an appropriate ERM process is in place. This review includes a discussion of the major risk exposures identified by senior management, the key strategic plan assumptions considered during the assessment, and steps implemented to monitor and mitigate such exposures on an ongoing basis.

In addition to these reviews, our executives with responsibility for various business functions provide the Board and its committees with periodic updates regarding the Company’s strategies and objectives, and related risks. Members of management most knowledgeable of relevant issues attend and present at Board meetings to provide additional insight into items being discussed, including risk exposures. Our directors have access to Company management at all times and at all levels to discuss any matters of interest, including those related to risk. The Board and its committees call special meetings from time to time as appropriate to address specific issues.

The Board has delegated oversight for matters involving certain specific areas of risk exposure to its committees, as discussed above. Each committee reports to the Board of Directors at regularly scheduled Board meetings, and more frequently if appropriate, with respect to the matters and risks for which the committee provides oversight.

Director Compensation

Each non-employee member of the Board was entitled to receive an aggregate of $130,000 in cash and stock for annual service to the Company in 2017. The cash portion of the compensation was paid quarterly in $10,000 increments. Mr. Patel received a pro rata portion of the annual cash fee to reflect his partial term during the year. The remainder of the compensation was paid in restricted shares of the Company’s Class A Common Stock granted in February 2017. These restricted share grants vested in full on December 31, 2017. In addition to the foregoing, each non-employee director was entitled to receive $1,500 for each Board or committee meeting attended. In addition, Mr. Patel, upon initially joining the Board received a pro rated equity award to reflect his partial term during the year. Further, the Chair of the Audit Committee was entitled to a retainer of $3,000 per quarter, the Chairs of each of the Executive, Compensation, and Governance Committees were also entitled to a retainer of $2,500 per quarter and the Chairman of the Board was entitled to receive $90,000 in restricted shares of Class A Common Stock, paid in quarterly increments, which vested in full on December 31, 2017. Directors who also serve as employees of the Company do not receive separate compensation for their service on the Board.

The following table provides compensation information for the year ended December 31, 2017 for each non-employee member of our Board of Directors during 2017. See “Summary Compensation Table” for information relating to Mr. Agadi’s compensation. Mr. Agadi did not receive any additional compensation for serving as a member of our board of directors.

DIRECTOR COMPENSATION TABLE

Name	Fees Earned or Paid in Cash	Stock Awards(1)	Stock Option Awards(1)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(2)	All Other Compensation	Total
P. George Benson	$65,000	$89,998	$—	$—	$—	$154,998
Jesse C. Crawford	75,500	89,998	—	—	—	165,498
Jesse C. Crawford, Jr.	55,000	89,998	—	—	—	144,998
Roger A. S. Day (3)	59,500	89,998	—	—	—	149,498
James D. Edwards (4)	68,500	89,998	—	999	—	159,497
Joia M. Johnson	68,000	89,998	—	—	—	157,998
Charles H. Ogburn	64,000	179,708	—	—	—	243,708
Rahul Patel	22,667	44,447	—	—	—	67,114
D. Richard Williams	61,000	89,998	—	—	—	150,998

(1)

Represents the grant date fair value of awards calculated in accordance with Accounting Standards Codification Topic 718 “Compensation — Stock Compensation” (“ASC 718”). See Note 11 of the consolidated financial statements in Item 8 of the Company’s Annual Report regarding assumptions underlying the valuation of equity awards. The stock awards were made pursuant to the terms of the Company’s Non-Employee Director Stock Plan. At December 31, 2017, the aggregate number of stock option awards outstanding for each non-employee director was as follows: Dr. Benson 3,000; Mr. Crawford 3,000; and Mr. Edwards 3,000.

(2)	Preferential earnings from the Crawford & Company Nonqualified Deferred Compensation Plan for Eligible Employees and Eligible Directors (the “Deferred Compensation Plan”).

(3)	Mr. Day resigned on February 11, 2018 and was not nominated for reelection at the Annual Meeting.

(4)	Mr. Edwards has reached the Company’s mandatory director retirement age and thus was not nominated for reelection at the Annual Meeting.

Stock Ownership Guidelines for Non-Employee Directors

The Compensation Committee has approved stock ownership guidelines with specified equity ownership targets for non-employee members of our Board. Non-employee Board members are required to own shares in the Company equal in value to three times their annual cash retainer ($40,000 for 2017). Other than Mr. Patel, all of the non-employee members of the Board are in compliance with the applicable ownership targets. Mr. Patel has until July 31, 2019 to meet the applicable ownership requirement.

Communications with our Board; Shareholder Nominees

Individuals may communicate with our Board by sending a letter to Board of Directors, Crawford & Company, P.O. Box 921936, Norcross, Georgia 30010. Your letter will be shared with all members of our Board and may, at the discretion of the Board, be shared with Company management, unless your letter requests otherwise. Communications that are specifically intended for non-employee directors should be addressed to “Chairman of the Board,” Board of Directors, Crawford & Company at this same address.

Any shareholder who certifies that he or she is the continuous record owner of at least one percent (1%) of either class of common stock of the Company for at least one year prior to the submission of a candidate for director and who provides a written statement that he or she intends to continue ownership of the shares through the date of the applicable annual meeting of shareholders may submit a nomination for director for the term beginning on the date of the 2019 annual meeting of shareholders. The candidate must meet the qualifications stated in the Company’s by-laws and the submission must be made to the Governance Committee at P.O. Box 921936, Norcross, Georgia 30010, no more than 180 days and no less than 120 days prior to the anniversary date of this Proxy Statement. The Governance Committee will review all candidates submitted by shareholders for consideration as director nominees pursuant to its general practices and the guidelines stated in its charter and the Company’s Corporate Governance Guidelines before determining whether to submit any nominee to the full Board for consideration.

COMPENSATION DISCUSSION AND ANALYSIS

The following discussion and analysis of our compensation philosophy, objectives, policies and practices are focused primarily on our executive officers and includes a detailed discussion of compensation for the following five named executive officers during the fiscal year ended December 31, 2017:

Name	Office
Harsha V. Agadi	President and Chief Executive Officer
W. Bruce Swain, Jr.	Executive Vice President, Chief Financial Officer
Larry C. Thomas	Executive Vice President, Global President – Crawford Specialty Solutions
Danielle M. Lisenbey	Executive Vice President, Global President – Crawford TPA Solutions
Kieran Rigby	Executive Vice President, Global President – Crawford Claims Solutions

Overview

The fundamental philosophy of the Compensation Committee with respect to executive compensation is to ensure that our compensation programs will enable us to attract and retain key executives critical to our long-term success, through the establishment of a performance-oriented environment that rewards the achievement of both short- and long-term strategic management goals, with the attendant enhancement of shareholder value. This philosophy is implemented through the core principles of “pay for performance” and aligning management’s interests with our shareholders’ interests to support long-term value creation and to encourage an appropriate level of risk-taking behavior consistent with the Company’s long-term strategy. As a result, a significant portion of our executive officers’ compensation opportunity is “at-risk pay” with actual payments dependent upon Company and individual performance. The Compensation Committee regularly reviews our compensation programs to ensure continued alignment with the underlying philosophy and principles, and makes adjustments as appropriate to accomplish these objectives.

For 2017, the Compensation Committee worked with its independent compensation consultant, described in more detail below, to develop and analyze comparative data on executive compensation with a goal of setting and maintaining total executive compensation at levels competitive to compensation paid to executives in similar positions within our comparator companies (described below). In determining this level, the Compensation Committee acknowledged that, as a result of the significant at-risk components of compensation described in more detail elsewhere in this discussion and analysis, actual payouts may be significantly above or below this level based on actual performance when compared to target performance.

In executing its role with respect to compensation matters, the Compensation Committee considers a variety of factors from time to time, including recommendations from senior executive officers and any compensation consultants, both described below, the recent historical and expected contributions of the individual executive officer, the Company’s historical and expected financial results and shareholder return, cumulative compensation history (to the extent that it impacts pay receivable currently and in the future), internal pay equity and the appropriate level of risk-taking, all as described below.

Among the factors taken into consideration by the Compensation Committee in setting 2017 compensation was the Company’s performance as measured by adjusted earnings per share (as defined below under the “Long-Term Opportunity” discussion), operating earnings and operating margin. The Compensation Committee believes that adjusted earnings per share is a useful metric in determining certain components of executive compensation because of the strong correlation with the creation of value for shareholders. Operating earnings is the primary financial performance measure used by the Company’s senior management to evaluate the financial performance of the Company’s four operating segments and make resource allocation decisions. As a result, the Compensation Committee believes that it is appropriate to use both Company-wide operating earnings as well as segment and, in some cases, division, operating earnings in making compensation decisions. Also, operating margin, at the Company-wide level and on a segment and division level, is useful to the Compensation Committee in making compensation determinations for executives as it measures our pricing strategy and operating efficiency, both of which are key drivers of shareholder value. The table below shows the changes in adjusted earnings per share, Company-wide operating earnings and Company-wide operating margin from 2015 to 2017:

	2015	2016	2017
Adjusted earnings per share	$0.49	$0.75	$0.91
Company-wide operating earnings (millions)	$70.4	$92.1	$95.7
Company-wide operating margin	6.0%	8.3%	8.7%

Elements of Compensation

In the implementation of the Compensation Committee’s compensation philosophy, there are generally three key elements used in the Company’s executive compensation program: (1) base salary, (2) an annual cash incentive opportunity and (3) equity incentive awards, including a long-term performance-based equity incentive opportunity. In addition, from time to time when circumstances merit an award, the Compensation Committee may make discretionary cash or equity bonus awards.

The Compensation Committee views base salary as compensation for individual job performance and merit, which is benchmarked to the individual’s responsibility, talent and expertise, and is set at a level to provide an appropriate amount of financial certainty to allow the Company to attract and retain executive talent.

Annual cash incentive opportunities are designed to:

•	incentivize toward, and reward achievement of, specified goals typically set and measured on an annual basis;

•	provide market competitive total cash compensation when target level goals are met, on a Company-wide or business unit level, as applicable; and

•	align compensation with the interests of shareholders through value creation and payment of meaningful cash awards when actual results meet or exceed target results.

Long-term incentives are designed to:

•	balance the short-term nature of other components of compensation;

•	motivate towards and reward delivery of shareholder value; and

•	encourage employee retention.

Both annual and long-term incentive opportunities are considered at-risk pay. Discretionary bonus awards, if any, may be in the form of cash or equity, and may be granted with or without performance or time-based vesting requirements.

In addition, we typically provide certain other compensation and benefits, such as participation in the Company’s health and welfare or retirement benefit plans generally available to employees, and limited perquisites, that we believe are necessary or appropriate in the marketplace in order to allow us to attract and retain executive talent, but that we do not expect to comprise a material portion of compensation in a year.

The Compensation Committee generally does not, and in 2017 did not, follow a precise formula for allocating between these key elements of compensation or in considering whether to grant any discretionary bonus awards, or the type thereof to our executive officers. Each element of compensation generally operates independently of any other and is designed to motivate towards, and reward, a different component of behaviors and results. As a result, except in limited circumstances, the Compensation Committee does not believe that it is appropriate for payment (or lack thereof) of one element in any period to impact payment of any other elements. The Compensation Committee, however, does review information that compares each element of compensation, both separately and in the aggregate, to amounts paid by comparator companies for executives in similar roles, and believes it appropriate to target each element of compensation near the median, or midpoint, of compensation paid by such companies.

Role of the Compensation Committee and Administration of Compensation

The role of the Compensation Committee, among its other responsibilities, is to:

•

annually review the Company’s goals and objectives relative to CEO and other executive officer compensation, including, as the Compensation Committee deems appropriate, consideration of the Company’s performance and relative shareholder return, the value and construct of compensation packages for comparable positions at comparable companies and the cash and other compensation paid to the Company’s executive officers in past years;

•

annually review, evaluate and update, as appropriate, the components of the Company’s executive compensation programs in view of those goals and objectives, and set compensation levels for the Company’s executive officers;

•

annually evaluate the CEO’s and the other executives’ performance in light of established goals and objectives, and approve compensation to be paid with respect to such performance, including certifying the degree of achievement of performance goals under the terms of performance-based compensation programs;

•

review and make recommendations to the Board of Directors regarding the approval and adoption of, and any amendments to, the Company’s compensation plans for executives, including incentive compensation plans and equity-based plans; and

•

in light of the foregoing, consider and, when appropriate, grant cash bonuses, stock options, performance share units, restricted stock and other discretionary awards under the Company’s cash and equity incentive compensation plans.

As noted above, the Compensation Committee also monitors the design and administration of the Company’s overall incentive compensation programs to ensure that they include appropriate safeguards to avoid encouraging unnecessary or excessive risk taking by Company executives, including our named executive officers.

Role of Certain Senior Executive Officers in Executive Compensation Matters

Although the Compensation Committee makes the final decisions regarding executive compensation, our executive officers also play a role with respect to the setting and determination of the annual cash portion of executive compensation, including base salary and any annual cash incentive compensation opportunities. Certain of the Company’s senior executive officers make recommendations to our Compensation Committee with respect to the setting of performance goals for executive officers (other than themselves) under our incentive compensation plans and the assessment of the individual performance of other executive officers who are direct reports to such officers. As a result of regular interaction, the Compensation Committee believes these senior executive officers are best able to provide appropriate personal insight as to the performance of their direct reports as well as overall performance trends of executives of the Company. Our Compensation Committee relies, in part, on this information in connection with its overall assessment as to the adequacy and appropriateness of executive compensation as well as the compensation programs of the Company as a whole. Our Compensation Committee has the discretion to consider any such recommendations when determining overall executive compensation.

Role of Shareholder Say-on-Pay Votes and Related Considerations

The Company believes it is important to obtain the input of shareholders with respect to the overall compensation of our named executive officers. To that end, we provide shareholders an opportunity to have an advisory vote on executive compensation (the “say-on-pay vote”) every two years. We believe every other year is the appropriate timing for this vote because a significant portion of our named executive officers’ compensation opportunity is at risk over a multi-year period. Full implementation and execution of our compensation philosophy and programs, and evidence thereof, is often a multi-year process. We believe a vote every two years helps ensure proper visibility into our longer term results and creation of shareholder value, and associated compensation. In addition, it helps reduce the possibility of irregular or anomalous results in any one year that may unduly impact the amount of compensation paid and, consequently, the results of a vote on such compensation.

In the Company’s most recent advisory say-on-pay vote at the Company’s 2017 annual meeting, approximately 99.6% of the votes cast in the say-on-pay vote were voted in favor of the compensation of our named executive officers. The Compensation Committee believes this favorable vote affirms our shareholders’ support of its approach to executive compensation and, as a result, the Compensation Committee has not made material changes to the implementation of our executive compensation philosophy. In addition to consideration given to the results of the say-on-pay vote, at various times through the year the Compensation Committee considers direct and indirect input from shareholders and other stakeholders, and more general developments in executive compensation principles, in the further development and implementation of the Company’s executive compensation philosophy, policies and practices. The Compensation Committee expects to continue to give due consideration to these factors, including the results of the vote on say-on-pay, in future years.

Compensation Consultants

The Compensation Committee’s charter provides for the Compensation Committee to retain and terminate, in its discretion, any compensation consultant which assists in the evaluation of director, CEO or other executive compensation. The Compensation Committee has the sole authority to select such consultant and to approve the consultant’s fees and other retention terms. In 2017, the Compensation Committee engaged Pay Governance LLC to advise it on executive, board of directors and general compensation matters for the Company, including the design of short- and long-term incentive compensation plans. In connection with such advice, Pay Governance LLC provided competitive market intelligence regarding executive officer and director compensation, and independent risk assessment of compensation programs, and a review of annual incentive performance metrics. Pay Governance LLC does not have a relationship with, nor did it provide any services to, the Company other than the engagement by the Compensation Committee and, taking into account the six compensation consultant independence factors adopted by the SEC to guide companies in determining the independence of compensation consultants, the Compensation Committee concluded that the work of Pay Governance LLC did not raise any conflicts of interest that are required to be disclosed and provides the Compensation Committee with objective and independent compensation advisory services.

Benchmarking

For purposes of determining 2017 compensation levels and opportunities, compensation of the Company’s executive officers was benchmarked against compensation paid for similar positions at a selected comparator group of the Company. As noted above, the Compensation Committee targets each element of compensation near the median, or midpoint, of compensation paid by such peer companies. Due to the limited number of direct competitors of the Company that are both publicly traded and in a similar line of business, the Compensation Committee worked with Pay Governance LLC to develop a custom comparator group using the following set of criteria: companies in similar industries, including insurance, research and consulting, data processing, outsourced services, human resources and employment services; annual revenue between one-quarter to two-and-one-half times the Company’s annual revenue; market capitalization between one-quarter to five times the Company’s market capitalization; and a specified ratio of revenue to market capitalization.

The comparator group was as follows:

Barrett Business Services Inc.

CBIZ, Inc.

CDI Corp.

Convergys Corporation

FTI Consulting, Inc.

GP Strategies Corporation

Insperity, Inc.

Kforce Inc.

ModusLink Global Solutions, Inc.

Resources Connection

Stewart Information Services Corporation

Sykes Enterprises, Incorporated

TeleTech Holdings Inc.

TrueBlue, Inc.

Changes from the 2016 peer group included removing Epiq Systems, which was acquired in 2016, and adding Convergys Corporation and GP Strategies Corporation which are similarly-sized to the Company and provide business process outsourcing and consulting services.

Compensation and Risk Management

The Compensation Committee regularly evaluates whether our executive compensation philosophy, executed through the principles of pay for performance and aligning management and shareholder interests, encourages excessive or unnecessary risk-taking. The Compensation Committee believes that our executive compensation philosophy does not encourage excessive or unnecessary risk-taking. By dividing our executives’ compensation into base salary, annual cash incentive compensation and long-term equity incentive compensation, the Compensation Committee believes it appropriately weights the performance-based compensation our executives may earn between short-term and long-term goals. Additionally, both short-term and long-term incentive compensation award opportunities are capped at a set percentage of an executive’s applicable target award, affording protection against disproportionately large incentives. Our long-term equity compensation is paid in the form of opportunities to earn shares of the Company’s Class A Common Stock, and the Compensation Committee may provide that such awards are both earned and vested over time. We believe performance goals coupled with time-based vesting for equity awards further encourages our executives’ sustained focus on the long-term performance of the Company. In 2017, Pay Governance conducted an independent assessment of potential risks within the Company’s executive incentive plans. After reviewing these results, the Committee concluded that the plans were not likely to motivate inappropriate risk taking and the plans struck the appropriate balance between motivating performance and mitigating risk.

Stock Ownership Guidelines

The Compensation Committee believes long-term incentives, when coupled with our executive stock ownership guidelines, promote appropriate alignment of our executives’ interests with those of the Company’s shareholders.

The Compensation Committee has also set executive stock ownership guidelines with specified equity ownership targets for certain Board-elected officers. The CEO is required to own shares of stock of the Company equal in value to three times his annual base salary. The remainder of our named executive officers are required to own shares of stock of the Company equal in value to two times their annual base salary. If an executive fails to meet or show sustained progress toward meeting the applicable ownership requirement, then the executive may be subject to one or more of the following: a reduction or elimination in any future long-term or other equity incentive awards that the executive may otherwise have been entitled to receive; an obligation to use the net after-tax proceeds of any cash incentive award paid by the Company to purchase shares of the Company’s stock; or a requirement that any cash incentive award to which the executive would otherwise be entitled be paid in shares of the Company’s stock. Our named executive officers are all either in compliance with the stock ownership guidelines or are in the applicable grace period to come into compliance.

Hedging and Pledging Policies

The Company has established a policy prohibiting our employees and directors from engaging in any speculative, short-term or hedging activities with respect to securities of the Company. In addition, members of the Board of Directors and officers may not engage in pledging Company securities as collateral to secure debt or engage in transactions where the Company’s securities are held in a margin account.

Clawback Policy

The Company’s clawback and recoupment policy covers any current or former officer of the Company subject to Section 16 of the Exchange Act. The policy requires covered officers to forfeit, and repay to the Company the portion of the officer’s incentive compensation received within the three years preceding an accounting restatement that exceeds the amount that would have been payable based on the restated financial results.

Components of Compensation

Base Salary

For certain executive officers, including the named executive officers, the Company believes that it is appropriate to enter into written employment agreements with such persons. These agreements typically provide for, among other things, a minimum base salary, which was determined based on, among other things, negotiations with the applicable person and the Compensation Committee’s overall compensation philosophy discussed above, at the time of hire or the entry into such agreement, as applicable. For additional information on our employment agreements with our named executive officers, see “Employment and Change in Control Arrangements” below.

The Compensation Committee typically re-evaluates the base salary of the CEO on an annual basis. In connection with this evaluation, the Compensation Committee performs an assessment of personal performance during the preceding year, historical and expected contributions to the Company and external circumstances which may have impacted that performance that were not within the control of the Company or the CEO. For both establishing and re-evaluating the base salary of the CEO, the Compensation Committee, with the assistance of its independent compensation consultant, also evaluates overall market conditions, both within the Company’s comparator group and otherwise, including competitive market data to see how the CEO’s pay level compares to that of comparable positions at other companies.

Based on a variety of data (including published national surveys, recent and anticipated Company performance, discussions with the Compensation Committee, and other relevant information), the CEO annually considers and recommends to the Compensation Committee any increases in the base salaries of our other named executive officers for the next fiscal year.

Annual Cash Incentive Opportunity

Annual cash incentive award opportunities are intended to align our annual performance and results with the compensation paid to the persons who are most responsible for such performance, and to motivate and reward achievement of operational and strategic business goals. For 2017, the Compensation Committee approved award opportunities for our executive officers, including our named executive officers. These awards were granted under the Company’s short-term incentive plan (“STIP”), a component of the Crawford & Company 2016 Management Team Incentive Compensation Plan (the “Management Team Incentive Compensation Plan”).

Under the STIP, each participating executive officer is provided advance goals that can, from year to year, include corporate, segment and individual targets, weighted appropriately for the executive’s position in the Company. Award payout eligibility generally requires, among other things, continued employment through the date of the actual payout. Due to the Company’s significant international operations and the fact that it reports its consolidated financial results in U.S. dollars, annual performance metrics are adjusted to eliminate the impact of any movements in exchange rates so that individuals do not benefit from or are not negatively impacted by the movement in exchange rates. Accordingly, the actual results disclosed in this discussion may not be consistent with our published results. Final payments pursuant to the STIP are at the discretion of the Compensation Committee.

For each of the named executive officers, the Compensation Committee established threshold, target and maximum award opportunity levels (as a percentage of 2017 annual base salary) for purposes of the STIP after taking into account market-competitive factors and any contractually mandated payout levels contained in applicable employment agreements. The STIP award opportunities (set out as a percentage of each named executive officer’s 2017 annual base salary) were as set out below:

	Threshold Award Opportunity (as a percentage of base salary)	Target Award Opportunity (as a percentage of base salary)	Maximum Award Opportunity (as a percentage of base salary)
Mr. Agadi	0%	80.0%	160.0%
Mr. Swain	0	57.5	115.0
Ms. Lisenbey	0	57.5	115.0
Mr. Thomas	0	57.5	115.0
Mr. Rigby	0	50.0(1)	100.0(1)

(1)

As a result of his mid-year promotion, Mr. Rigby received two STIP awards. The percentages in the chart above reflect his award related to his current position. Prior to his promotion, Mr. Rigby served as CEO of Crawford Europe and Latin America. In that role, his STIP target and maximum award opportunities, as a percentage of base salary, were 45.0% and 90.0%, respectively.

For 2017, the Compensation Committee selected performance under the following metrics as the basis for award opportunities, as these metrics are used by management to evaluate and analyze results and the impact on the Company of strategic decision making, and which the Compensation Committee considers as important to the Company and representative of the Company’s success in achieving operational and financial improvements:

Metric	Weight
Revenue	40%
Operating Earnings	25
Operating Margin	25
DSO (1)	10

(1)	Workdays outstanding in total billed and unbilled accounts receivable.

These metrics were measured at and applied both on a Company-wide basis, and, for certain executives, to the performance of the Broadspire, U.S. Services and International segments.

Operating earnings is the primary financial performance measure used by the Company’s senior management to evaluate the financial performance of the Company’s four operating segments and make resource allocation decisions. The Company and the Compensation Committee believe this measure is useful to others in that it allows them to evaluate segment operating performance using the same criteria used by the Company’s senior management. The Compensation Committee considers operating earnings as an appropriate metric for determining payouts under the STIP instead of net income computed in accordance with generally accepted accounting principles in the United States (“GAAP”), believing it to be a more accurate performance measure given that operating earnings represent segment earnings before certain unallocated corporate and shared costs, net corporate interest expense, stock option expense, amortization of customer-relationship intangible assets, goodwill impairment, restructuring and special charges, income taxes, and net income or loss attributable to non-controlling interests.

For Messrs. Agadi and Swain, 100% of their award opportunities were allocated to the achievement of these metrics, based on overall Company performance.

Ms. Lisenbey’s STIP opportunity was allocated as follows:

Performance Metric	Percentage of Award Opportunity
Corporate-Wide	50%
Broadspire Segment	50

Mr. Thomas’s STIP opportunity was allocated as follows:

Performance Metric	Percentage of Award Opportunity
Corporate-Wide	50%
U.S. Services Segment	50

As a result of his mid-year promotion, Mr. Rigby received two STIP awards. One award related to his current position. Prior to his promotion, Mr. Rigby served as CEO of Crawford Europe and Latin America. Mr. Rigby’s STIP opportunity related to his current position was allocated as follows:

Performance Metric	Percentage of Award Opportunity
Corporate-Wide	50%
International Segment	50

Mr. Rigby’s STIP opportunity related to his prior position was allocated as follows:

Performance Metric	Percentage of Award Opportunity
Corporate-Wide	20%
Europe Division	60
Personal Performance	20

The personal performance component of Mr. Rigby’s STIP award was measured on a scale of 1-5 and was deemed payable at the target level if Mr. Rigby received an average rating of 3 or higher on all metrics. Determination of Mr. Rigby’s actual performance under the personal performance component of the STIP was delegated by the Compensation Committee to the Company’s President and CEO.

STIP awards were deemed earned for a relevant metric only if actual performance exceeded the specified threshold level. If actual performance did not exceed the threshold level of any metric, no payout was made under that metric. If actual performance equaled target levels, participating executive officers were entitled to 100% of the target STIP award applicable to that metric. If actual performance for one or more metrics was between threshold and target levels, or target and maximum levels, the participating executive officers were entitled to a ratable portion of the STIP award based upon linear formulas.

Goals for each relevant financial metric under the STIP were determined based on, and set at target levels as contained in, the Company’s 2017 internal operating plan. Threshold and maximum goals (other than for personal performance) were set at the percentages of the target level. The percentages were applicable to all segments and divisions. The following table sets forth the 2017 threshold and maximum goals for each relevant financial metric under the STIP:

	Threshold Goal (as a percentage of target)	Maximum Goal (as a percentage of target)
Revenue	90.0%	105.0%
Operating Earnings	85.0	115.0
Operating Margin	85.0	115.0
DSO	90.0	120.0

The following tables set forth the applicable threshold, target and maximum performance goals, and actual performance, for each of the corporate-wide, segment and division metrics in 2017.

Corporate	Threshold	Target	Maximum	Actual
Revenue	$1,016,052	$1,128,946	$1,185,394	$1,091,148
Operating Earnings	$89,250	$105,000	$120,750	$94,095
Operating Margin	7.9%	9.3%	10.7%	8.7%

DSO	66.0 days or less	60.0 days or less	48.0 days or less	64.0 days

Broadspire	Threshold	Target	Maximum	Actual
Revenue	$285,300	$317,000	$332,850	$310,102
Operating Earnings	$26,990	$29,989	$34,488	$32,729
Operating Margin	8.0%	9.5%	10.9%	10.6%

DSO	17.6 days or less	16.0 days or less	12.8 days or less	11.5 days

U.S. Services	Threshold	Target	Maximum	Actual
Revenue	$216,311	$240,345	$252,362	$260,893
Operating Earnings	$33,636	$39,572	$45,508	$39,265
Operating Margin	14.0%	16.5%	18.9%	15.1%

DSO	44.0 days or less	40.0 days or less	32.0 days or less	40.9 days

International	Threshold	Target	Maximum	Actual
Revenue	$403,325	$448,139	$470,546	$435,209
Operating Earnings	$36,977	$41,086	$47,249	$45,964
Operating Margin	7.8%	9.2%	10.5%	10.6%

DSO	85.8 days or less	78.0 days or less	62.4 days or less	87.7 days

Europe	Threshold	Target	Maximum	Actual
Revenue	$74,585	$82,873	$87,016	$79,528
Operating Earnings	$7,896	$8,773	$10,089	$8,836
Operating Margin	9.0%	10.6%	12.2%	11.1%

DSO	66.0 days or less	60.0 days or less	48.0 days or less	68.5 days

Based on 2017 performance, the actual STIP payouts approved by the Compensation Committee for Ms. Lisenbey and Messrs. Agadi, Swain, Thomas and Rigby are set forth below.

	Actual Award (in dollars)	Actual Award (as a percentage of salary)	Actual Award (as a percentage of target)
Mr. Agadi	$283,220	40.5%	50.6%
Mr. Swain	120,975	29.1	50.6
Ms. Lisenbey	248,330	53.6	93.2
Mr. Thomas	230,134	49.7	86.4
Mr. Rigby	168,020	29.0	85.2	(1)

(1)

As a result of his mid-year promotion, Mr. Rigby received two STIP awards. The percentages in the chart above reflect his overall award related to his base salary for his current position as President – International. Prior to his promotion, Mr. Rigby served as CEO of Crawford Europe and Latin America. His actual STIP payout was $125,069 related to the award opportunity he was granted in relation to his current position and $42,951 related to the award opportunity he was granted in relation to his prior position.

Long-Term Incentive Opportunity

The Compensation Committee designed the Company’s long-term incentive compensation program with a goal of incentivizing management towards creating long-term shareholder value. For 2017, long-term incentive plan (“LTIP”) award opportunities were granted to Ms. Lisenbey and Messrs. Agadi, Swain, Thomas and Rigby under the terms of the Crawford & Company 2016 Omnibus Stock and Incentive Plan (the “Omnibus Stock Plan”), and, if earned, were payable in shares of the Company’s Class A Common Stock. Final payments pursuant to LTIP awards are at the discretion of the Compensation Committee.

The 2017 LTIP awards were based on an overall share value, 50% of which were granted as performance share units conditioned on Company performance, described below (the “Performance Award”), 30% of which were granted as time vested awards to be earned based on the continued employment of the executive (the “Time Vested Award”), and 20% of which were granted as stock options (the “Option Awards”). The target share value and awards for each named executive officer are set forth below.

	Target Share Value ($)	Performance Share Units 50%	Time Vested Shares 30%	Stock Options 20%
Mr. Agadi	$1,000,000	$500,000	$300,000	$200,000
Mr. Swain	500,000	250,000	150,000	100,000
Ms. Lisenbey	500,000	250,000	150,000	100,000
Mr. Thomas	500,000	250,000	150,000	100,000
Mr. Rigby	400,000	200,000	120,000	80,000

The Time Vested Awards and Option Awards vest ratably over a three-year period. The Performance Awards are earned based on 2017-2019 cumulative adjusted earnings per share targets. The Compensation Committee selected adjusted earnings per share as the financial metric for determining payouts under the Performance Awards due to its correlation with the creation of value for shareholders. For these purposes, adjusted earnings per share is calculated as diluted earnings per share on a non-GAAP basis before goodwill impairment charges, restructuring and special charges, and the impact of tax reform in the U.S., calculated on a single class method.

If the Company’s 2017-2019 cumulative adjusted earnings per share is at least $2.80, 50% of the award of performance share units will be earned. If the Company’s 2017-2019 cumulative adjusted earnings per share is at least $3.10, the “target” level, 100% of the award of performance share units will be earned. If the Company’s

2017-2019 cumulative adjusted earnings per share is $3.40 or greater, 200% of the award of performance share units will be earned. The percentage of performance share units earned will be adjusted ratably for cumulative adjusted earnings per share between $2.80 and $3.40. None of these performance share units will be earned if cumulative adjusted earnings per share are less than $2.80.

Under the terms of the 2016 LTIP grants, Ms. Lisenbey and Messrs. Agadi, Swain, Thomas and Rigby received an award of performance share units, 75% of which were eligible to be earned based on Company performance during 2016 as described below (the “2016 Performance Award”), and 25% of which were eligible to be earned based on the continued employment of the executive (the “2016 Time Vested Award”). Earned 2016 Performance Awards and 2016 Time Vested Awards vest ratably over a three-year period. If the Company’s 2016 adjusted earnings per share was at least $0.63, 50% of the award of performance share units was earned. If the Company’s 2016 adjusted earnings per share was at least $0.79, the “target” level, 100% of the award of performance share units was earned. If the Company’s 2016 adjusted earnings per share was $0.95 or greater, 150% of the award of performance share units was earned. The percentage of performance share units earned were adjusted ratably for cumulative adjusted earnings per share between $0.63 and $0.95. None of these performance share units were earned if cumulative adjusted earnings per share was less than $0.63. The Company’s 2016 adjusted earnings per share was $0.75 thus 88% of the 2016 Performance Awards were earned. The 2016 Target, Actual and Time Vested Awards for the executive officers are set forth in the chart below.

	Performance Award: Target (shares)	Performance Award: Actual (shares)	Time Vested Award (shares)
Mr. Agadi	66,288	58,333	22,096
Mr. Swain	45,000	39,600	15,000
M. Lisenbey	45,000	39,600	15,000
Mr. Thomas	45,000	39,600	15,000
Mr. Rigby	22,500	19,800	7,500

Other Elements of Compensation

Based on market competitive and internal factors, the Compensation Committee believes that it is appropriate that our executive officers be eligible to participate in other compensation plans offered to our employees. Mr. Swain and Mr. Thomas participate in a noncontributory qualified retirement plan that was frozen as of December 31, 2002. All U.S. based named executive officers are also eligible to participate in a qualified 401(k) plan (the “401(k) Plan”) and a nonqualified supplemental executive retirement plan. Our executive officers are also offered the opportunity to participate in a similar nonqualified deferred compensation plan. Benefits under the qualified and nonqualified retirement plans are not directly tied to Company performance. Based on market competitive factors, the Company also provides life insurance benefits, automobile allowances and reimbursement of club dues for certain of our executives, including the named executive officers, as noted in the Summary Compensation Table, below. Certain of our named executive officers are also party to employment arrangements that provide severance and change-in-control protection.

Impact of Internal Revenue Code Section 162(m)

Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) provides that annual compensation in excess of $1 million paid to certain executive officers is generally not tax deductible for the Company. Prior to the amendments made under the Tax Cuts and Jobs Act, this $1 million deduction limit included an exception for certain performance-based compensation. The Tax Cuts and Jobs Act repealed the performance-based compensation exception under Code Section 162(m), generally effective for taxable years beginning after December 31, 2017. However, under a transition rule, compensation paid pursuant to a written binding contract that was in effect on November 2, 2017, may still rely on the performance-based compensation exception, provided the contract is not materially modified and certain other conditions are met. To the extent available under the exception for performance-based compensation, it is the policy of the Compensation Committee to have incentive compensation for the Company’s named executive officers qualify for full tax deductibility for the Company when feasible and consistent with our overall compensation philosophy. The Company’s Management Team Incentive Compensation Plan and Omnibus Stock Plan were designed to allow the Compensation Committee to structure short-term incentive compensation (annual incentive awards) and long-term incentive compensation (equity-based awards) so that the resulting compensation would be qualified “performance-based compensation” eligible for deductibility without limitation under Code Section 162(m), prior to the amendments discussed above. However, the Compensation Committee retains the discretion to pay appropriate compensation, even if it may result in the non-deductibility of certain amounts under federal tax law. Although the tax deductibility of performance-based compensation will no longer be available (except for awards that meet the requirements of the transition rule), as discussed above, the Compensation Committee still intends to maintain performance-based compensation programs in order to align executive’s interests with those of the Company’s shareholders and to encourage an appropriate level of risk-taking behavior consistent with the Company’s long-term strategy.

Summary of Cash and Certain Other Compensation

The following tables provide information concerning compensation paid to, or accrued by the Company for, our named executive officers at December 31, 2017.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non- Equity Incentive Plan Compen- sation ($)	Change in Pension Value and Nonqualified Deferred Compen- sation Earnings ($)(2)	All Other Compen- sation ($)(3)	Total ($)
H.V. Agadi	2017	$700,000	$—	$799,983	$200,000	$283,220	$1,203	$49,958	$2,034,364
President and	2016	680,154	—	1,305,906	866,800	500,175	2,159	36,414	3,391,608
Chief Executive Officer	2015	241,154	90,000	—	—	—	—	60,682	391,836
W.B. Swain	2017	$416,000	$—	$399,982	$99,998	$120,975	$35,276	$18,215	$1,090,446
Executive Vice	2016	412,308	—	196,650	—	211,471	29,012	24,873	874,314
President – Chief	2015	415,385	—	100,500	—	93,125	4,193	12,302	625,505
Financial Officer
D.M. Lisenbey	2017	$463,500	$—	$399,982	$99,998	$248,330	$2,973	$31,119	$1,245,902
Executive Vice	2016	460,385	50,000	196,650	—	303,110	4,340	33,994	1,048,479
President; Global President – Crawford TPA Solutions
L.C. Thomas	2017	$463,500	$—	$399,982	$99,998	$230,134	$34,671	$23,515	$1,251,800
Executive Vice	2016	460,385	50,000	196,650	—	288,902	33,951	34,083	1,063,971
President; Global President – Crawford Specialty Solutions
K. Rigby (4)	2017	$377,015	$—	$369,999	$79,998	$168,020	—	$92,725	$1,087,757
Executive Vice
President; Global President – Crawford Claims Solutions

(1)

The values of equity-based awards in this column represent the grant date fair value of the awards in accordance with ASC 718. However, pursuant to SEC rules these values are not reduced by an estimate for the probability of forfeiture. See Note 11 of the consolidated financial statements in Item 8 of the Company’s Annual Report regarding assumptions underlying the valuation of equity awards.

(2)

Represents the following amounts for 2017: (i) Mr. Swain: $7,008 preferential earnings from the Deferred Compensation Plan and $28,268 actuarial increase in pension value; (ii) Mr. Agadi and Ms. Lisenbey: $1,203 and $2,973 respectively, preferential earnings from the Deferred Compensation Plan; and (iii) Mr. Thomas: $2,212 preferential earnings from the Deferred Compensation Plan and $32,459 actuarial increase in pension value.

(3)

Represents the following amounts for 2017: (i) Mr. Agadi: $8,100 Company contribution to the 401(k) Plan; a $27,905 Company contribution to the Deferred Compensation Plan; a $12,000 automobile allowance; $1,437 for spousal air travel; and a $516 premium payment on term life insurance; (ii) Mr. Swain: a $8,100 Company contribution to the 401(k) Plan; a $8,207 Company contribution to the Deferred Compensation Plan; $1,632 in club dues; and a $276 premium payment on term life insurance; (ii) Ms. Lisenbey: a $8,100 Company contribution to the 401(k) Plan; a $13,454 Company contribution to the Deferred Compensation Plan; a $9,289 automobile allowance; and a $276 premium payment on term life insurance;

(iii) Mr. Thomas: a $8,100 Company contribution to the 401(k) Plan; a $14,472 Company contribution to the Deferred Compensation Plan; $427 for spousal air travel; and a $516 premium payment on term life insurance; and (iv) Mr. Rigby: a $37,702 Company contribution to the Company’s U.K. pension fund; $4,538 for commuter air travel; $14,099 for family medical coverage; a $12,030 automobile allowance; and $24,356 for apartment rent.

(4)

Compensation for Mr. Rigby is paid in British pounds sterling and converted to U.S. dollars using the average exchange rate in effect for each particular year. Amounts are determined based on payments in the fiscal year of the Company, and not the fiscal year of the Company’s international subsidiaries, which may differ from the fiscal year of the Company.

Grant of Plan-Based Awards

The Company maintains the Omnibus Stock Plan under which awards of performance share units, restricted stock or stock options may be granted to specified employees of the Company. The Omnibus Stock Plan was adopted at the Company’s 2016 annual meeting of shareholders, and, effective May 11, 2016, replaced the Crawford & Company Executive Stock Bonus Plan (the “Stock Bonus Plan”) for purposes of awards granted following that meeting. Non-equity incentive plan cash awards are paid pursuant to the Company’s STIP. The following table sets forth certain information with respect to awards granted during or for the fiscal year ended December 31, 2017 to each of our named executive officers. All equity awards are payable in shares of Class A Common Stock.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Possible Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options(#)	Grant Date Fair Value of Stock and Option Awards($) (3)
Name and Position	Grant Date	Minimum ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
H. V. Agadi (1)	2/8/17	$—	$560,000	$1,120,000	—	—	—	—	—	$—
H. V. Agadi	2/8/17	—	—	—	27,115	54,229	108,458	32,357	71,839	999,982
W. B. Swain (1)	2/8/17	—	239,200	478,400	—	—	—	—	—	—
W. B. Swain	2/8/17	—	—	—	13,557	27,114	54,228	16,268	35,919	499,981
D.M. Lisenbey (1)	2/8/17	—	266,512	533,024	—	—	—	—	—	—
D.M. Lisenbey	2/8/17	—	—	—	13,557	27,114	54,228	16,268	35,919	499,981
L.C. Thomas (1)	2/8/17	—	266,512	533,024	—	—	—	—	—	—
L.C. Thomas	2/8/17	—	—	—	13,557	27,114	54,228	16,268	35,919	499,981
K. Rigby (1)	2/8/17	—	188,508	377,016	—	—	—	—	—	—
K. Rigby	2/8/17	—	—	—	6,779	13,557	27,114	8,134	17,959	249,989
K. Rigby	5/9/17	—	—	—	4,747	9,494	18,988	12,026	11,111	200,007

(1)

Amounts represent the potential payout of awards granted under the STIP. These awards were granted subject to the attainment of certain performance targets. The performance targets and target award multiples for determining the payout are described under “Compensation Discussion and Analysis — Annual Cash Incentive Opportunity.” Actual amounts paid under the STIP to the named executive officers are reported in the Summary Compensation Table under the “Non-Equity Incentive Plan Compensation” column.

(2)

Represents the potential number of performance share units payable under the LTIP. These awards are subject to the attainment of certain performance targets. The performance targets and target award multiples for determining the payout are described under “Compensation Discussion and Analysis — Long-Term Incentive Opportunity.”

(3)	The grant date fair value of awards granted under the LTIP to the named executive officers was determined as reported in the Summary Compensation Table under the “Stock Awards” column.

Outstanding Equity Awards at December 31, 2017

The following table sets forth certain information with respect to outstanding equity awards at December 31, 2017 of each of our named executive officers. All equity awards are payable in shares of Class A Common Stock.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options(#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(6)
H. V. Agadi	33,333	66,667	—	$9.00	8/2/2026	—	—	—		—
	33,333	66,667	—	10.00	8/2/2026	—	—	—		—
	—	71,839	—	9.22	2/8/2027	—	—	—		—
	—	—	—	—	—	—	—	22,537	(1)	$191,565
	—	—	—	—	—	—	—	7,513	(2)	63,861
	—	—	—	—	—	—	—	54,229	(3)	460,947
	—	—	—	—	—	—	—	21,800	(4)	185,300
W. B. Swain	36,582	—	—	5.08	3/27/2023	—	—	—		—
	—	35,919	—	9.22	2/8/2027	—	—	—		—
	—	—	—	—	—	—	—	15,300	(1)	130,050
	—	—	—	—	—	—	—	5,100	(2)	43,350
	—	—	—	—	—	—	—	27,114	(3)	230,469
	—	—	—	—	—	—	—	10,900	(4)	92,650
D.M Lisenbey	36,400	—	—	5.08	3/27/2023	—	—	—		—
	—	35,919	—	9.22	2/8/2027	—	—	—		—
	—	—	—	—	—	—	—	15,300	(1)	130,050
	—	—	—	—	—	—	—	5,100	(2)	43,350
	—	—	—	—	—	—	—	27,114	(3)	230,469
	—	—	—	—	—	—	—	10,900	(4)	92,650
L.C. Thomas	14,500	—	—	5.08	3/27/2023	—	—	—		—
	—	35,919	—	9.22	2/8/2027	—	—	—		—
	—	—	—	—	—	—	—	15,300	(1)	130,050
	—	—	—	—	—	—	—	5,100	(2)	43,350
	—	—	—	—	—	—	—	27,114	(3)	230,469
	—	—	—	—	—	—	—	10,900	(4)	92,650
K Rigby	4,950	10,050	—	6.52	5/11/2026	—	—	—		—
	—	17,959	—	9.22	2/8/2027	—	—	—		—
	—	11,111	—	7.90	5/9/2027	—	—	—		—
	—	—	—	—	—	—	—	7,650	(1)	65,025
	—	—	—	—	—	—	—	2,550	(2)	21,675
	—	—	—	—	—	—	—	23,051	(3)	195,934
	—	—	—	—	—	—	—	5,450	(4)	46,325
	—	—	—	—	—	—	—	5,696	(5)	195,934
	—	—	—	—	—	4,220	—	—		35,870	(4)

(1)	Shares vest 100% on December 31, 2018, and were earned based on performance criteria for 2016. Based on actual performance during 2016, 88% of the original award of shares was earned.

(2)	Shares vest 100% on December 31, 2018.

(3)	Shares vest 100% on December 31, 2019, and are earned based on performance criteria for 2017-2019.

(4)	Shares vest 33% on December 31, 2018 and 34% on December 31, 2019.

(5)	Shares vest 33% on May 9, 2018, 33% on May 9, 2019 and 34% on May 9, 2020.

(6)	Based on the per share closing price of the Company’s Class A Common Stock on the NYSE on December 31, 2017 of $8.50.

Option Exercises and Stock Vested

The following table provides information concerning stock awards vested during the most recent fiscal year with respect to the named executive officers. All such awards were exercised for shares of Class A Common Stock.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
H. V. Agadi	—	$—	56,529	$487,585
W. B. Swain	—	—	41,654	357,608
D. M. Lisenbey	—	—	85,704	685,743
L. C. Thomas	—	—	44,396	381,396
K. Rigby	—	—	23,492	201,529

Pension Benefits at December 31, 2017

The Company maintains a non-contributory retirement plan, the Crawford & Company Retirement Plan (the “Retirement Plan”), for the benefit of substantially all of the U.S. employees of the Company who were employed on or before December 31, 2002. The Retirement Plan provides for annual retirement benefits at a normal retirement age of 65 (the “Normal Retirement Age”) equal to 2% of the participant’s total compensation (as defined in the Retirement Plan) for all credited years of service under the Plan. The benefits are not affected by Social Security benefits payable to the participant; however, they are actuarially reduced for retirements before the Normal Retirement Age or if the retiree selects benefits other than an individual life-time annuity. Of our named executive officers, Messrs. Swain and Thomas participate in the Retirement Plan. Effective December 31, 2002, accruals under the Retirement Plan were frozen. Prior to 2017, in place of the accruals under the now frozen Retirement Plan, the Company at times made a discretionary contribution to the 401(k) Plan for eligible employees based on years of service, compensation and the Company’s financial results. This discretionary contribution was discontinued in 2017 following the last contribution made for the 2016 fiscal year. The following table provides information concerning the pension benefits at December 31, 2017 with respect to the named executive officers.

Name	Plan Name	Years of Credited Service (#)	Present Value of Accumulated Benefits ($)	Payments During Last Fiscal Year ($)
H. V. Agadi		—	$—	—
W. B. Swain	Crawford & Company Retirement Plan	10	252,222	—
D. M. Lisenbey		—	—	—
L. C. Thomas	Crawford & Company Retirement Plan	18	543,476	—
K. Rigby		—	—	—

Nonqualified Deferred Compensation

The Company maintains an unfunded Supplemental Executive Retirement Plan (“SERP”) for certain executive officers to provide benefits that would otherwise be payable under the Retirement Plan and/or 401(k) Plan but for limitations placed on covered compensation and benefits thereunder pursuant to the Internal Revenue Code. The SERP currently allows the Company, if it elects to make a discretionary contribution to the 401(k) Plan for eligible employees, to also make an additional SERP matching contribution to the SERP for participants in the SERP. The Company may also make contributions to the Deferred Compensation Plan to make up for benefits not provided under the 401(k) Plan because of limitations on individual contributions to the 401(k) Plan. The following table provides information concerning the nonqualified deferred compensation with respect to the named executive officers.

Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(2)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
H. V. Agadi	$—	$15,155	$4,274	$—	$107,279
W. B. Swain	83,894	8,812	24,901	46,211	638,814
D. M. Lisenbey	48,133	10,890	10,566	—	279,108
L. C. Thomas	—	15,733	7,860	—	195,219
K. Rigby	—	—	—	—	—

(1)	These amounts were also included in “Salary” for 2017 in the Summary Compensation Table.

(2)	These amounts were also reported in “All Other Compensation” in the “Summary Compensation Table” in the Registrant’s Proxy Statement for its 2017 annual meeting.

EMPLOYMENT AND CHANGE IN CONTROL ARRANGEMENTS

The Company is party to agreements with its named executive officers that contain provisions regarding employment and payments upon a change in control. In addition, the Company maintains various benefit plans that provide for accelerated vesting in the event of a termination of employment, including in connection with a change in control. These agreements and plans are summarized below.

Employment and Severance Agreements

Mr. Agadi

On June 21, 2016, the Company entered into an employment agreement with Mr. Agadi to serve as President and Chief Executive Officer for a term through March 31, 2018, with his service to be renewed for additional one-year periods unless advance notice of non-renewal is given. In exchange for such service, Mr. Agadi is entitled to an annual salary of $700,000, subject to periodic review by the Compensation Committee. Mr. Agadi is also eligible to participate in the STIP and the LTIP. Both such award opportunities, including amounts and metrics, are determined by the Compensation Committee. Mr. Agadi is also entitled to such other compensation and benefits as are in conformity with Company policy for senior executives, including a car allowance, as approved by the Compensation Committee.

Mr. Agadi’s employment agreement provided for a grant under the terms of the Omnibus Stock Plan, of an option to purchase 100,000 shares of Class A common stock of the Company at an exercise price of $9.00 per share and an option to purchase 100,000 shares of Class A common stock of the Company at an exercise price of $10.00 per share. The option awards vest over a three year period, and expire ten years from the date of grant.

If Mr. Agadi is (i) terminated without cause (which shall include a material diminution in his duties or compensation), including such a termination following a change of control of the Company; or (ii) his employment is not renewed by the Company on or prior to February 1, 2020 (without cause), Mr. Agadi will be entitled to 18 months of his then-current salary plus a pro rata cash bonus for the year of his termination. If his employment is not renewed by the Company (without cause) after February 1, 2020, Mr. Agadi will be entitled to

50% of the severance amount set out above (9 months) plus a pro rata cash bonus for the year of his termination. In the event Mr. Agadi’s employment is not renewed as a result of his retirement, no severance amounts shall be paid.

Any such payments will be conditioned on Mr. Agadi entering into a separate and mutually acceptable agreement with the Company, which agreement will contain a general release of the Company and covenants restricting solicitation of clients and employees for up to 18 months following his departure.

Mr. Swain

On August 1, 2012, the Company entered into an employment agreement with Mr. Swain. Pursuant to the agreement, Mr. Swain is entitled to an annual base salary of at least $400,000, subject to annual review and increase by the Company’s Chief Executive Officer, and Mr. Swain is eligible to participate in the STIP and the LTIP. In addition, Mr. Swain is eligible to participate in all executive-level employee benefit plans and programs, including the provision of a Company car and payment of life insurance premiums.

In the event that Mr. Swain’s employment is terminated for reasons other than “cause,” or in the event of a “change-in-control” of the Company, which term is subject to the determination of the Company’s Chief Executive Officer, Mr. Swain will be entitled to receive: (i) eighteen months of his then-current base salary and (ii) the pro-rata amount of any bonus which would have been earned for the year in which he is terminated, provided all applicable performance conditions are met. Any payments to be made in the event of a termination without cause or in the event of a change-in-control under the agreement are subject to Mr. Swain entering into a general release of claims and executing non-competition and non-disclosure covenants in favor of the Company, among other things.

In connection with entering into the agreement, Mr. Swain also entered into a confidentiality and non-solicitation agreement in the Company’s favor. The confidentiality and non-solicitation agreement requires Mr. Swain to comply with confidentiality, non-competition, non-disclosure and non-solicitation covenants during the term of the agreement and for specified periods after the termination of his employment.

Ms. Lisenbey

Effective July 1, 2014, the Company entered into an employment agreement with Ms. Lisenbey. Pursuant to the agreement, Ms. Lisenbey is entitled to an annual base salary of $430,000, subject to annual review and increase by the Company’s Chief Executive Officer, and Ms. Lisenbey is eligible to participate in the STIP and the LTIP. In addition, Ms. Lisenbey is eligible to participate in all executive-level employee benefit plans and programs, including the provision of a Company car and payment of life insurance premiums.

Under the terms of the agreement, Ms. Lisenbey was granted 45,000 shares of restricted stock under the Company’s Stock Bonus Plan, all of which vested on July 1, 2017.

In the event that Ms. Lisenbey’s employment is terminated for reasons other than “cause,” or in the event of a “change-in-control” of the Company, which term is subject to the determination of the Company’s Chief Executive Officer, Ms. Lisenbey will be entitled to receive a lump sum amount equal to twelve months of her then-current base salary. Any payments to be made in the event of a termination without cause or in the event of a change-in-control under the agreement are subject to Ms. Lisenbey entering into a general release of claims and executing non-competition and non-disclosure covenants in favor of the Company, among other things.

In connection with entering into the agreement, Ms. Lisenbey also entered into a confidentiality and non-solicitation agreement in the Company’s favor. The confidentiality and non-solicitation agreement requires Ms. Lisenbey to comply with confidentiality, non-competition, non-disclosure and non-solicitation covenants during the term of the agreement and for specified periods after the termination of her employment.

Mr. Thomas

On February 11, 2015, the Company entered into an employment agreement with Mr. Thomas. Pursuant to the agreement, Mr. Thomas is entitled to an annual base salary of $450,000, subject to annual review and increase by the Company’s Chief Executive Officer, and Mr. Thomas is eligible to participate in the STIP and the

LTIP. In addition, Mr. Thomas is eligible to participate in all executive-level employee benefit plans and programs, including the provision of a Company car and payment of life insurance premiums.

Under the terms of the agreement, Mr. Thomas was granted 20,000 shares of restricted stock under the Company’s Stock Bonus Plan, all of which vest over a three year period.

In the event that Mr. Thomas’s employment is terminated for reasons other than “cause,” or in the event of a “change-in-control” of the Company, which term is subject to the determination of the Company’s Chief Executive Officer, Mr. Thomas will be entitled to receive to receive a lump sum amount equal to six months of his then-current base salary. Any payments to be made in the event of a termination without cause or in the event of a change-in-control under the agreement are subject to Mr. Thomas entering into a general release of claims and executing non-competition and non-disclosure covenants in favor of the Company, among other things.

In connection with entering into the agreement, Mr. Thomas also entered into a confidentiality and non-solicitation agreement in the Company’s favor. The confidentiality and non-solicitation agreement requires Mr. Thomas to comply with confidentiality, non-competition, non-disclosure and non-solicitation covenants during the term of the agreement and for specified periods after the termination of his employment.

Mr. Rigby

On December 1, 2014, the Company entered into an employment agreement with Mr. Rigby, which was amended effective April 11, 2017. The agreement provides for a minimum annual base salary of £320,000, subject to increases from time to time, as well as other benefits, including an automobile allowance. Mr. Rigby is also eligible to participate in the STIP and the LTIP.

In connection with the April 2017 amendment to the employment agreement, Mr. Rigby was granted 6,330 shares of restricted stock under the Company’s Omnibus Stock Plan, which vest in three equal annual installments beginning December 2017.

The employment agreement is terminable by either party with six months written notice. At its discretion, the Company may terminate Mr. Rigby’s employment at any time (including prior to the expiration of the six-month notice period) and, subject to certain exceptions, pay Mr. Rigby a sum equal to the amount of his base salary at the time of the termination for the unexpired six month notice period, together with an additional amount equal to the fair value of any other contractual benefits to which he is entitled under the employment agreement. During the notice period, the Company, at its discretion, may relieve him from all or a portion of his working obligations for the remainder of the notice period; however, he will continue to be entitled to his base salary and benefits under his employment agreement until expiration of the notice period.

The employment agreement also contains provisions requiring Mr. Rigby to comply with confidentiality, non-competition, non-disclosure and non-solicitation covenants during the term of the agreement and for up to 12 months after the termination of his employment.

Equity Incentive Plans and Awards

Awards issued under the Omnibus Stock Plan are subject to vesting conditions described in related award agreements. Unvested, earned LTIP awards issued under the Company’s the Omnibus Stock Plan or the Stock Bonus Plan are subject to accelerated vesting in the event of an executive’s termination of employment as a result of death, disability, retirement or separation from service in connection with a change-in-control of the Company. In the event of such an executive’s termination of employment as a result of death, disability or retirement, the executive’s unvested earned performance awards will continue to vest as if the executive had remained employed by the Company. In the event of such an executive’s termination of employment in connection with a change-in-control of the Company, the executive’s unvested earned performance awards will vest on a pro-rata basis (based on the elapsed time of the vesting period) as of the date of such change-in-control.

Pension and Other Benefits

Upon retirement or other termination of employment, certain executive officers are entitled to pension and other retirement benefits under the Retirement Plan and SERP. See “Executive Compensation — Pension Benefits” for information about the pension and other retirement benefits payable to the named executive officers under the Retirement Plan and SERP. In addition, upon termination of employment due to disability, our executives are entitled to disability benefits under Company sponsored disability plans.

Termination and Change-in-Control Tables for 2017

The following table summarizes the compensation and other benefits that would have become payable to certain of our named executive officers assuming their employment had terminated on December 31, 2017. In addition, the table also summarizes the compensation that would become payable to these named executive officers assuming that a change in control of the Company had occurred on December 31, 2017.

In reviewing these tables, please note the following:

•	Life insurance benefits payable upon death represent the death benefit payable to the officer’s beneficiaries by the life insurance company.

•	No payment value was ascribed to presently vested and exercisable equity incentive awards, as such awards are not impacted by a separation from service or change in control.

•	All parties complied with any required notice provisions in the applicable agreement.

•	Each of the named executive officers complied with all restrictive and other covenants applicable to him.

Benefits and Payments	Termination in Connection with a Change in Control	Termination Without Cause(1)	Termination for Good Reason(1)	Death(1)	Disability(1)
H. V. Agadi
Cash Severance	$1,333,220	$1,333,220	$1,333,220	$—	$—
Stock Awards	440,725	440,725	440,725	440,725	440,725
Life Insurance	—	—	—	150,000	—
Disability Benefits	—	—	—	—	120,000

Total	1,773,945	1,773,945	1,773,945	590,725	560,725

W. B. Swain
Cash Severance	744,975	744,975	—	—	—
Stock Awards	266,050	266,050	—	266,050	266,050
Life Insurance	—	—	—	150,000	—
Disability Benefits	—	—	—	—	120,000

Total	1,011,025	1,011,025	—	416,050	386,050

D. M. Lisenbey
Cash Severance	463,500	463,500	—	—	—
Stock Awards	266,050	266,050	—	266,050	266,050
Life Insurance	—	—	—	150,000	—
Disability Benefits	—	—	—	—	120,000

Total	729,550	729,550	—	416,050	386,050

L. C. Thomas
Cash Severance	231,750	231,750	—	—	—
Stock Awards	266,050	266,050	—	266,050	266,050
Life Insurance	—	—	—	150,000	120,000
Disability Benefits	—	—	—	—

Total	497,800	497,800	—	416,050	386,050

K. Rigby
Cash Severance	—	—	—	—	—
Stock Awards	217,311	217,311	—	217,311	217,311
Life Insurance	—	—	—	1,584,158	—
Disability Benefits	—	—	—	—	—

Total	217,311	217,311	—	1,801,469	217,311

(1)	Whether or not in connection with a change in control.

CEO PAY RATIO

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of Mr. Agadi, our CEO:

For 2017, our last completed fiscal year:

•	the annual total compensation of our median employee was $55,245; and

•	the annual total compensation of our CEO was $2,034,364.

Based on this information, for 2017, the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all employees was 37 to 1.

Below is a description of the methodology and the material assumptions, adjustments, and estimates that we used to identify our median employee. We believe that this information is useful to put into context the ratio comparing the annual total compensation of the median employee in our company with the annual total compensation of our CEO.

We determined that, as of October 31, 2017, our employee population consisted of approximately 7,087 individuals working at the Company and our consolidated subsidiaries. Given our global business, our workforce is distributed among a number of countries and regions. Of those, approximately 44% of these employees are located in the United States.

As of October 31, 2017, our employee population was distributed as follows (all numbers approximate):

Location	Employees
United States	3,119
Canada	1,020
United Kingdom	1,024
Europe, Middle East and Africa	576
Australia	442
Philippines	404
Asia Pacific	344
Latin America	158
Total	7,087

Given our multiple payroll systems and the differing fiscal years of our company and its subsidiaries, to identify our median employee we measured compensation using the 12-month period ending December 31, 2016. Our compensation programs vary from region to region and among our various consolidated subsidiaries in each region, from country to country. Our employees are compensated on either a salaried basis or an hourly basis. In addition, some employees receive commissions or bonuses. We included salary or hourly wages, as applicable, as well any bonuses or commissions earned for 2016 (irrespective of whether such amounts were paid in 2016 or 2017) in our measurement.

Our workforce includes a number of part-time employees and temporary employees. In making our determination of the median employee, we did not annualize the compensation of part-time employees, temporary employees, or employees who were hired in 2017 but did not work for us or our consolidated subsidiaries for the entire fiscal year. However, in certain regions employees are paid based on a 13 month year, which we annualized for purposes of the determination of the median employee. We also did not make any cost-of-living adjustments in identifying the median employee. For purposes of this disclosure, we applied foreign currency to U.S. dollar exchange rates using the rate of exchange of each applicable currency as of October 31, 2016.

Using this methodology, the median of the annual total compensation of all of our employees (other than our CEO), was $52,000. Based on that analysis, we determined that our median employee was a full-time, salaried employee located in the United States. With respect to the annual total compensation of our median employee, we identified and calculated the elements of such employee’s compensation for 2017 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of $55,245. With respect to the annual total compensation of our CEO, we used the amount reported in the “Total” column (column (j)) of our 2017 Summary Compensation Table included in this Proxy Statement.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

The Company’s executive compensation programs are administered by the Compensation Committee. The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on this review and discussion, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

                     JOIA M. JOHNSON, CHAIRPERSON

                     JESSE C. CRAWFORD

                     JAMES D. EDWARDS

                     CHARLES H. OGBURN

STOCK OWNERSHIP INFORMATION

Security Ownership of Management

The following table sets forth information, as of March 15, 2018, as to shares of Class A and Class B Common Stock beneficially owned by each current director, director nominee, each of the named executive officers, and all current directors and executive officers as a group. As of March 15, 2018, there were 30,553,733 shares of Class A Common Stock and 24,461,805 shares of Class B Common Stock outstanding.

	Amount and Nature of Beneficial Ownership(1)		Percent of Total Shares Outstanding(2)
Name	Class A	Class B	Class A	Class B
Harsha V. Agadi (3)	284,917	—	—	—
P. George Benson (4)	95,823	—	—	—
Jesse C. Crawford (5)	10,955,228	12,813,599	35.9%	52.4%
Jesse C. Crawford, Jr.	1,136,754	49,238	3.7	—
James D. Edwards (6)	95,235	2,000	—	—
D. Richard Williams	34,093	—	—	—
Joia M. Johnson	70,435	8,700	—	—
Rahul Patel	16,773	—	—	—
Charles H. Ogburn (7)	381,102	1,000	1.2	—
W. Bruce Swain (8)	247,015	—	—	—
Danielle M. Lisenbey (9)	151,646	—	—	—
Larry C. Thomas (10)	103,418	73	—	—
Kieran Rigby (11)	54,681	—	—	—
All Directors and Executive Officers as a Group (20 persons) (12)	13,961,456	12,874,610	45.7	52.6

(1)	Except as otherwise indicated in the following footnotes, the persons possessed sole voting and dispositive power with respect to all shares set forth opposite their names.

(2)

Except where a percentage is specified, the person’s ownership represents less than 1% of the outstanding shares. Shares not outstanding which are subject to options exercisable within sixty (60) days by a named individual or persons in the group are deemed to be outstanding for the purposes of computing percentage ownership of outstanding shares owned by such individual or the group.

(3)	Includes 90,613 shares of Class A Common Stock subject to options exercisable within sixty (60) days of March 15, 2018.

(4)	Includes 3,000 shares of Class A Common Stock subject to options exercisable within sixty (60) days of March 15, 2018.

(5)

Includes 3,000 shares of Class A Common Stock subject to options exercisable within sixty (60) days of March 15, 2018. The shares of Class A Common Stock shown as beneficially owned by Mr. Crawford include 19,691 shares held in trust for his son over which he has sole voting and shared dispositive power, 1,822,335 shares held by Rex Holdings, LLC over which he has sole voting and dispositive power, 1,827,665 shares held by Keepers, LLC over which he has sole voting and dispositive powers, 929,700 shares held in the 2012 Family Trust over which his wife is trustee, but he has indirect dispositive power pursuant to a substitution power in the trust and an unaffiliated bank has the power to add charities as beneficiaries of the trust and distribute shares to any such charities, 577,679 shares held in an irrevocable trust over which his wife is trustee, 44, 684 shares held in a family trust over which Mr. Crawford has sole voting and dispositive power as trustee, and 379,921 shares owned by Crawford Partners, L.P. (“Partners”). Mr. Crawford holds 100% of the membership units of Liverpool II, LLC (“Liverpool”), which is the general partner of Partners; Mr. Crawford is also the chief executive officer of Liverpool.

Each of Partners and Liverpool report sole voting and dispositive power over 379,921 shares. The address of each of Liverpool and Partners is 25 Park Place, NE, Second Floor Tower, Atlanta, Georgia 30303. See Note (1) to the table set forth under “Security Ownership of Certain Beneficial Owners” below with respect to the Class B Common Stock.

(6)	Includes 3,000 shares of Class A Common Stock subject to options exercisable within sixty (60) days of March 15, 2018.

(7)	The shares shown as beneficially owned by Mr. Ogburn include 22,451 shares of Class A Common Stock held in an account in his spouse’s name over which he shares voting and dispositive power.

(8)	Includes 48,555 shares of Class A Common Stock subject to options exercisable within sixty (60) days of March 15, 2018.

(9)	Includes 48,373 shares of Class A Common Stock subject to options exercisable within sixty (60) days of March 15, 2018.

(10)	Includes 26,473 shares of Class A Common Stock subject to options exercisable within sixty (60) days of March 15, 2018.

(11)	Includes 19,689 shares of Class A Common Stock subject to options exercisable within sixty (60) days of March 15, 2018.

(12)

Includes 971,842 shares of Class A Common Stock as to which voting or dispositive power is shared and 275,028 shares of Class A Common Stock subject to options exercisable within sixty (60) days of March 15, 2018.

Security Ownership of Certain Beneficial Owners

The following table sets forth certain information concerning each person (including any “group” as the term is used in Section 13(d)(3) of the Securities Exchange Act) known to the Company to be the “beneficial owner”, as such term is defined by the rules of the SEC, of more than 5% of the outstanding shares of the Company’s Class B Common Stock as of March 15, 2018:

Name and Address	Amount and Nature of Beneficial Ownership		Percentage of Class B Shares Outstanding
Jesse C. Crawford Crawford Media Services, Inc. 6 West Druid Hills Drive, N.E. Atlanta, Georgia 30329	12,813,599	(1)	52.4%
Linda K. Crawford 57 N. Green Bay Road Lake Forest, Illinois 60045	1,459,977		6.0
Paradice Investment Management LLC 257 Fillmore Street, Suite 200 Denver, Colorado 80206	1,364,979	(2)	5.6

(1)

Based on a Schedule 13D/A filed with the SEC by Jesse C. Crawford and Liverpool II, LLC (“Liverpool”) and Crawford Partners, L.P. (“Partners”), entities controlled by Mr. Crawford. Mr. Crawford holds 100% of the membership units of Liverpool, which is the general partner of Partners; Mr. Crawford is also the chief executive officer of Liverpool. According to said Schedule 13D/A, Mr. Crawford directly or indirectly has or can exercise sole voting and dispositive power over the shares. Each of Partners and Liverpool report sole voting and dispositive power over 10,466,931 of the above-reported shares. The address of each of Liverpool and Partners is 25 Park Place, NE, Second Floor Tower, Atlanta, Georgia 30303. The amount also includes 394,912 shares held in a family trust over which Mr. Crawford has sole voting and dispositive power as trustee.

(2)

Based upon a Schedule 13G/A filed with the SEC by Paradice Investment Management LLC on February 13, 2018. According thereto, Paradice Investment Management LLC shares voting power with respect to 1,188,287 shares and shares dispositive power with respect to all of the shares with Paradice Investment Management Pty Ltd.

INFORMATION WITH RESPECT TO CERTAIN BUSINESS RELATIONSHIPS AND

RELATED TRANSACTIONS

The Company had the following related party transactions:

•

The Company entered into an agreement with Crawford Media Services, a company wholly owned by Mr. Crawford, to share the costs of an Atlanta Falcons Suite License. The total cost of stadium license is $1,990,000 over 20 years. The Company has paid $1,330,000 and Crawford Media Services has paid $660,000.

•	The Company purchased 131,320 shares of Class A common stock from Ian Muress related to his separation totaling $1,155,000.

•	The Company acquired the remaining 5% in GAB Robins Aviation Limited for $877,000, bringing its total ownership to 100%.

•	The Company’s annual strategy summit was held at the El Encante Belmond, at a cost of $239,600. Mr. Agadi serves on the board of Belmond, Ltd.

•

The Company purchased equipment and services totaling $216,963 from Tundra Restaurant Supply, LLC related to its relocation to new headquarters premises. Harsha V. Agadi is a director of the parent company of Tundra.

For information on the Company’s related party transactions policy, please refer to the Audit Committee discussion under “Standing Committees and Attendance at Board and Committee Meetings,” above.

EQUITY COMPENSATION PLANS

The following table sets forth certain information concerning securities authorized for issuance under equity compensation plans as of December 31, 2017. Only the Company’s Class A Common Stock is authorized for issuance under these plans. All of the Company’s equity compensation plans have been approved by the Company’s shareholders.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights (b)		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	1,287,733	(1)	$8.03	(2)	9,547,557	(3)
Equity compensation plans not approved by security holders	—		—		—
Total	1,287,733		$8.03		9,547,557

(1)

Shares issuable pursuant to outstanding options under the Company’s stock option plans (887,086 shares), the Employee Stock Purchase Plan, as amended (86,871 shares), and the U.K. ShareSave Scheme (313,776 shares).

(2)	Includes exercise prices for outstanding options under the Company’s stock option plans, the Employee Stock Purchase Plan, and the U.K. ShareSave Scheme.

(3)

Represents shares which may be issued under the Employee Stock Purchase Plan, as amended (1,098,326 shares), the Non-Employee Director Stock Plan (769,209 shares), the U.K ShareSave Scheme (530,283 shares), the International Employee Stock Purchase Plan (937,180 shares) and the Omnibus Stock Plan (6,212,559 shares). Excludes all share grants that were unearned at December 31, 2017.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors and officers, and greater than ten percent (10%) beneficial owners of the Company’s equity securities, to file with the SEC and the NYSE reports of ownership and changes in ownership of such equity securities of the Company. Officers, directors and greater than ten percent shareholders are required by the SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on a review of the copies of such reports furnished to the Company or written representations that no other reports are required, each of Mmes. Lisenbey and Sawdey as well as Messrs. Agadi, Swain, Thomas, Fraser, Sturisky and Carden had a late Form 4 filing due to clerical error. Other than those specified filings, the Company believes that, during the year ended December 31, 2017, all of its officers, directors and greater than ten percent beneficial owners timely complied with all applicable filing requirements.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee consists of Ms. Johnson as Chairperson and Messrs. Crawford, Ogburn and Edwards. None of the foregoing individuals are or have been in the past officers or employees of the Company. None of the members of the Compensation Committee serve as members of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company’s Compensation Committee.

PROPOSAL 2 — APPROVAL OF THE

CRAWFORD & COMPANY U.K. SHARESAVE SCHEME, AS AMENDED

Background. The Crawford & Company U.K. Sharesave Scheme, as amended (the “U.K. Plan”), was originally adopted by the Board of Directors on July 28, 1999. As originally adopted, 500,000 shares of the Company’s Class A Common Stock were available for issuance to Eligible Participants (as defined below). On February 7, 2006, the Compensation Committee of the Board, as an administrator of the U.K. Plan, adopted an amendment to increase the number of shares of Class A Common Stock available for issuance thereunder by 500,000, which amendment was approved by the shareholders of the Company at the Company’s 2006 annual meeting of shareholders. On November 6, 2009, the Compensation Committee approved an amendment to the U.K. Plan to extend the term of the U.K. Plan for 10 additional years and to update the U.K. Plan for statutory changes. The U.K. Plan, as further amended, was approved by the shareholders of the Company at the Company’s 2010 annual meeting of shareholders. On March 22, 2013, the Board adopted an amendment to the U.K. Plan to further increase the number of shares of Class A Common Stock available for issuance thereunder by 1,000,000, which amendment was approved by the shareholders of the Company at the Company’s 2013 annual meeting of shareholders. On February 9, 2018, the Board adopted an amendment to the U.K. Plan to further increase the number of shares of Class A Common Stock available for issuance thereunder by 1,000,000 (the “Amendment”). If approved by the Company’s shareholders, the Amendment would authorize for issuance a total of 3,000,000 shares of Class A Common Stock under the U.K. Plan. Pursuant to the rules and regulations of the New York Stock Exchange, the Amendment is subject to the approval of the Company’s shareholders. The following summary of the material terms of the U.K. Plan is qualified in its entirety by reference to the full text of the U.K. Plan, which is attached hereto as Appendix A (as so attached, the U.K. Plan does not give effect to the Amendment).

General. The U.K. Plan allows for Eligible Participants (as defined below) to purchase shares of our Class A Common Stock at a discount using accumulated savings from payroll deductions pursuant to a three-year, five-year or seven-year period savings program (a “Savings Contract”).

Purpose. The purpose of the U.K. Plan is to attract, retain and motivate Eligible Participants to retain their focus on the long-term growth of the Company by providing them with an opportunity to purchase shares of the Company’s Class A Common Stock at a discount to the market value.

Eligibility. To be eligible to participate in the U.K. Plan (an “Eligible Participant”), an individual must generally be (i) an employee of the Company or a Participating Company (as defined below) on the grant day for an award (and has been an employee for the previous five year period or such other time period during such period as determined by the Compensation Committee), or (ii) a director of the Company or a Participating Company (and has been a full-time director (as defined in the U.K. Plan) for the previous five year period or such other time period during such period as determined by the Compensation Committee, in each case, so long as such person generally was subject to tax in the U.K. with respect to his or her employment or position.

The Compensation Committee is authorized to determine each Participating Company under the U.K. Plan. Generally, and as of the date hereof, a Participating Company is any direct or indirect subsidiary of the Company operating in the United Kingdom.

As of the date hereof, there are approximately 1,218 Eligible Participants. 222 employees of the Company or a Participating Company are actually participating in the U.K. Plan during the purchase period ending April 1, 2018. Mr. Rigby is the only named executive officer eligible to participate in the U.K. Plan. There are no directors of the Company eligible to participate in the U.K. Plan.

Grants under the U.K. Plan. Eligible Participants who elect to participate in the U.K. Plan make monthly contributions (via payroll deductions) in an amount between £5 and £250 per month in connection with a three-year, five-year or seven-year period (a “Savings Period”) Savings Contract and receive an option to purchase shares of Class A Common Stock under the U.K. Plan (an “Option”). The price at which shares of Class A Common Stock are acquired by the exercise of Options under the U.K. Plan is set by the Committee but is generally 85% of the fair market value of our Class A Common Stock (determined by reference to the price thereof on the New York Stock Exchange, if applicable) as determined prior to any grant date pursuant to section 3.5 of the U.K. Plan. In the event of any variation of the capital stock of the Company, the Compensation Committee is authorized to adjust the price at which shares may be acquired before any Option is exercised or after the exercise of any Option but prior to transfer of shares pursuant to such exercise. Upon exercise, the exercise price will be paid to and retained by the Company.

The payroll deductions are kept in accounts with the bank or building society with whom the Savings Contract is made until the Eligible Participant either exercises (or declines to exercise) the Option at the end of the applicable Savings Period or earlier withdraws from participation in the U.K. Plan. The accumulated amounts and any bonus amounts are generally used to pay the exercise price at the end of the applicable Savings Period. An Eligible Participant may withdraw from participation in the U.K. Plan at any time. Once an Eligible Participant has withdrawn, there is no opportunity to resume participation for that Savings Period. The administrator of the U.K. Plan will make any repayment of savings to such Eligible Participant if so requested. As a tax-qualified plan in the United Kingdom, U.K. citizens receive a tax-free bonus amount on the payroll deductions, provided the Eligible Participant has continued to save for the full Savings Period. For withdrawals prior to such time, but after an Eligible Participant has been saving for one year and made at least 12 monthly contributions, the Eligible Participant will receive interest on his/her contributions.

Options may generally be exercised (i) within 6 months after the completion of the applicable Savings Period, (ii) within 12 months after the Eligible Participant’s death (or within 12 months if such death occurs 3 years after the maturity date), (iii) within 6 months after the Eligible Participant’s termination of employment with the Participating Company as a result of injury, disability, redundancy (within the meaning of the United Kingdom Employment Rights Act of 1996) or retirement, (iv) within 6 months after the Eligible Participant’s termination of employment with the Participating Company as a result of certain changes of control of the Participating Company, or (v) within 6 months after the Eligible Participant’s termination of employment with the Participating Company for any other reason (except for misconduct) more than 3 years after the grant of the Option. Options may not be exercised at all in the event the Eligible Participant (i) ceases to be employed by the Participating Company for any reason other than death, disability, redundancy, retirement, injury or certain changes in control of the Participating Company, within 3 years after the grant of the Option or (ii) gives notice of termination before an Option has become exercisable terminating payments under the applicable Savings Contract or applies for repayment of the monthly contributions paid under the applicable Savings Contract.

Shares Available. Under the U.K. Plan, the total number of shares of Class A Common Stock of the Company reserved and available for issuance is 2,000,000. As of March 15, 2018, 1,473,109 shares had been issued under the U.K. Plan, leaving 526,891 shares available for issuance as of March 15, 2018. If approved by the Company’s shareholders, the Amendment would authorize an additional 1,000,000 shares for issuance under the U.K. Plan (increasing the total number of shares of Class A Common Stock of the Company reserved and available for issuance under the U.K. Plan from 2,000,000 to 3,000,000).

On March 15, 2018, the closing price of the Company’s Class A Common Stock was $7.79.

For certain additional information concerning securities authorized for issuance under the Company’s equity compensation plans as of December 31, 2017, see the section titled “Equity Compensation Plans” in this proxy statement.

Term. Offers to participate under the U.K. Plan can only be made until May 4, 2020.

Administration. The Board, or a committee appointed by the Board, is authorized to administer the U.K. Plan. The administrator of the U.K. Plan is authorized to, among other things:

•	determine the applicable grant date of any offering;

•	determine the length of any offering;

•	set the maximum amount of the monthly contribution under a Savings Contract (subject to applicable restrictions);

•	provide all notices in connection with the U.K. Plan;

•	make price adjustments in the event of any variation of the capital stock of the Company; and

•	amend the U.K. Plan at any time, subject to any required consents of any applicable regulatory authorities.

Amendment of the U.K. Plan. The Compensation Committee may at any time amend the U.K. Plan and shall obtain any required approvals and consents from the United Kingdom HM Revenue & Customs (“HMRC”). If HMRC approval is not required, the Compensation Committee is authorized to make any non material changes to the U.K. Plan without resubmitting the U.K. Plan to the HMRC.

Notwithstanding the foregoing, any material amendment to the U.K. Plan must be approved by our shareholders in order to comply with continued listing requirements of the New York Stock Exchange. Thus, shareholder approval may not necessarily be required for every amendment to the U.K. Plan which might increase the cost of the U.K. Plan or alter the eligibility of persons to receive awards.

Taxation Considerations

Taxation Considerations.    The following is a brief summary of the general taxation considerations to Participants and the Company of participation in the U.K. Plan. This summary is not intended to be exhaustive and does not describe other foreign, or state or local tax considerations, nor does it describe considerations based on particular circumstances. Each Eligible Participant should refer to the actual text of the U.K. Plan set forth in Appendix A and should consult with a tax advisor as to specific questions relating to tax considerations in connection with participation in the U.K. Plan.

US Federal Tax Considerations.    The grant of an Option under the U.K. Plan does not give rise to any income tax liability for an Eligible Participant subject to tax in the U.S. Generally, the recipient of an Option grant in the U.S. would be subject to tax at the time of exercise of the Option on the difference between the fair market value of the Class A Common Stock obtained upon exercise of the Option and the per share exercise price. This amount would be taxed as ordinary income to the Option recipient and the Company would be entitled to a corresponding tax deduction in an amount equal to the amount taxable to the Participant at exercise. However, due to the potential discount from fair market value of the exercise price of shares of Class A Common Stock, and the other terms under the U.K. Plan, Eligible Participants subject to tax in the U.S. may be taxed earlier than at exercise of the Option (e.g., at vesting) and may also be subject to an additional 20% penalty. Any bonus or interest received under a Savings Contract would be subject to tax in the year received.

At the time of sale of shares of Class A Common Stock obtained upon exercise of an Option, the Eligible Participant will recognize a capital gain or loss. If the Eligible Participant sells or disposes of the shares obtained upon exercise of an Option more than 12-months after purchase, the Eligible Participant will recognize long-term capital gain on any additional gain. If the Eligible Participant sells or disposes of the shares obtained upon exercise of an Option 12-months or less after purchase, then the Eligible Participant will recognize short-term capital gain on any additional gain.

U.K. Tax Considerations.    The grant of an Option under the U.K. Plan does not give rise to any income tax liability for an Eligible Participant resident and ordinarily resident in the U.K. Provided that such a Participant has held the relevant Option for more than three years (or less than three years and his or her employment with the Company or a Participating Company has ceased as a result of death, disability, injury, retirement, the attainment of age 60 or redundancy). If the Eligible Participant exercises an Option in other circumstances, however, a charge to income tax of the Eligible Participant may arise on the exercise of the Option. The income arising on exercise of such Option will form part of the Eligible Participant’s income for the tax year in which the exercise occurred, and income tax will be chargeable on the amount by which the fair market value of the common shares acquired upon exercise of the Option on the date of exercise exceeds the price paid for those shares. The income tax due will be payable by the Eligible Participant, after the Eligible Participant submits his or her annual tax return, through the U.K. “self assessment” regime. The Company will receive a corporation tax deduction for the amount of the gain made on the exercise of the Option by the Eligible Participant.

At the time of sale of the underlying shares of Class A Common Stock received upon exercise of an Option, capital gains tax will arise on any gain realized by the Eligible Participant and will be calculated by reference to the difference between the sale proceeds and the base cost of the common shares acquired upon exercise of the Option. The base cost of the common shares for this purpose is the price paid for such shares (plus any amount chargeable to income tax on exercise of the Option). An Eligible Participant is entitled to an annual capital gains tax exemption and the net chargeable gain is currently chargeable to tax at a flat rate of 18 or 28 percent, depending on the total amount of taxable income of the Eligible Participant. Any bonus or interest received under a Savings Contract will not give rise to any income tax or National Insurance Contributions liability to the Eligible Participant.

The Board of Directors unanimously recommends a vote FOR the approval of the addition of 1,000,000 authorized shares of Class A Common Stock to the Crawford & Company U.K. Sharesave Scheme, as amended.

PROPOSAL 3 — RATIFICATION OF INDEPENDENT AUDITOR

Ernst & Young LLP has been appointed by the Audit Committee of the Board of Directors to serve as the independent auditor for the Company for the fiscal year 2018. Ernst & Young LLP has served as the independent auditor of the Company since the Company’s 2002 fiscal year. Although the selection and appointment of an independent auditor is not required to be submitted to a vote of shareholders, the Board of Directors has decided, as in the past, to ask the Company’s shareholders to ratify this appointment as a matter of good corporate governance. Despite the appointment of Ernst & Young LLP as the Company’s independent auditor and the ratification by the shareholders of that selection, the Audit Committee has the power at any time to appoint another auditor for 2018, without further shareholder action. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting and, if present, will be given an opportunity to make a statement, if he or she desires, and to respond to appropriate questions. In addition, a report of the Audit Committee in connection with the independence of the auditor, as well as other matters, follows the Board’s recommendation on this matter below.

Fees Paid to Ernst & Young LLP

In addition to performing the audit of the Company’s consolidated financial statements, Ernst & Young LLP provides other permitted services to the Company and its foreign and domestic subsidiaries. Ernst & Young LLP has advised the Company that it has billed or will bill the Company the below indicated amounts for the following categories of services for the years ended December 31, 2017 and 2016:

	2017	2016
Audit fees(1)	$4,287,637	$3,970,720
Audit related fees(2)	587,280	441,492
Tax fees(3)	1,168,367	714,702
All other fees	—	—

Total	$6,043,284	$5,126,914

(1)

Audit fees include: the annual consolidated financial statement audit, the annual audit of internal control over financial reporting, reviews of the Company’s quarterly reports on Form 10-Q, statutory and other financial statement audits agreed as of March 23, 2018.

(2)	Audit related fees include: service organization control reports, and due diligence services related to acquisitions.

(3)	Tax fees consist principally of professional services rendered for tax compliance, tax planning and advice.

The Audit Committee reviews and pre-approves, in addition to all audit services, all non-audit services to be provided by the independent auditor. On an ongoing basis, management communicates specific projects and categories of services to the Audit Committee on which advance approval is requested. The Audit Committee reviews these requests and votes by resolution its approval or rejection of such services after due deliberation.

The Board of Directors unanimously recommends a vote FOR the ratification of Ernst & Young LLP as the Company’s independent auditor for 2018.

AUDIT COMMITTEE REPORT

In fulfilling its responsibilities to review the Company’s financial reporting process, the Audit Committee has reviewed and discussed with the Company’s management and the independent auditor the audited financial statements contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017. Management is responsible for the Company’s financial statements and the reporting process, including the Company’s system of internal controls over financial reporting. The independent auditor is responsible for expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States.

The Audit Committee discussed with the independent auditor the matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees, issued by the Public Company Accounting Oversight Board (the “PCAOB”). In addition, the Audit Committee has discussed with the independent auditor the auditor’s independence from the Company and its management, including the matters in the written disclosure required by PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence. In determining the independence of the auditor, the Audit Committee has considered, among other matters, whether the provision of services, other than those related to the audit of the Company’s annual financial statements, is compatible with maintaining the auditor’s independence.

The Audit Committee discussed with the Company’s internal auditors and independent auditor the overall scope and plans for their respective audits. The Audit Committee meets with the internal auditors and the independent auditor, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting. The Audit Committee further discussed those items contained in NYSE Listing Rules Section 303(A)(6) and otherwise complied with the obligations stated therein.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 filed with the Securities and Exchange Commission.

                 D. RICHARD WILLIAMS, CHAIRMAN

                 JOIA M. JOHNSON

                 CHARLES H. OGBURN

                 JAMES D. EDWARDS

SHAREHOLDER PROPOSALS

Any shareholder proposal to be presented at the 2019 annual meeting of shareholders must be received by the Company no later than December 7, 2018 for inclusion in the proxy statement for that meeting in accordance with Rule 14a-8 under the Exchange Act. Pursuant to Rule 14a-4 under the Exchange Act, the Board of Directors may exercise discretionary voting authority at the 2019 annual meeting under proxies it solicits to vote on a proposal made by a shareholder that the shareholder does not seek to have included in the Company’s proxy statement pursuant to Rule 14a-8, unless the Company is notified about the proposal prior to December 7, 2018 and the shareholder satisfies the other requirements of Rule 14a-4(c).

OTHER MATTERS

The Board of Directors knows of no other matters other than those as described herein to be brought before the Annual Meeting. If any other matters come before the Annual Meeting, however, the persons named in the Proxy will vote such Proxy in accordance with their judgment on such matters.

April 4, 2018

Appendix A

CRAWFORD & COMPANY

U.K. SHARESAVE SCHEME,

AS AMENDED

HMRC Reference: SRS2374/IGB

1.	DEFINITIONS AND INTERPRETATION

1.1	In this Scheme, unless the context otherwise requires:

“3-Year Option”, “5-Year Option” and “7-Year Option” have the meanings given in sub-rule 3.2 below;

“Associated Company” means an associated company within the meaning given to that expression by paragraph 47 of Schedule 3;

“Board” means the board of directors of the Company or a committee appointed by them;

“Bonus Date”, in relation to an option, means:

(A)	in the case of a 3-Year Option, the earliest date on which the bonus is payable,

(B)	in the case of a 5-Year Option, the earliest date on which a bonus is payable, and

(C)	in the case of a 7-Year Option, the earliest date on which the maximum bonus is payable;

and for this purpose “payable” means payable under the Savings Contract made in connection with the option;

“Company” means Crawford & Company, a corporation incorporated under the laws of the state of Georgia in the USA;

“Control” means control within the meaning of section 995 of the Income Tax Act 2007;

“Exercise Date” shall be the date on which a validly completed notice of exercise is received by the Company;

“Grant Day” shall be construed in accordance with sub-rule 2.1 below;

“Invitation Date” shall be the date on which an invitation is given pursuant to sub-rule 3.6 below;

“ITEPA 2003” means the Income Tax (Earnings and Pensions) Act 2003;

“ITTOIA 2005” means the IT (Trading and Other Income) Act 2005;

“Key Feature” means a provision of the Scheme which is necessary in order to meet the requirements of Schedule 3;

“Participant” means a person who holds an option granted under this Scheme;

“Participating Company” means the Company or any Subsidiary to which the Board has resolved that this Scheme shall for the time being extend;

“Revenue” means Her Majesty’s Revenue and Customs;

“Savings Body” means any bank, building society, or European authorised institution (within the meaning of section 704 ITTOIA 2005 and authorised in accordance with section 707 ITTOIA 2005) with which a Savings Contract can be made;

“Savings Contract” means an agreement to pay monthly contributions under the terms of a certified contractual savings scheme, within the meaning of section 703(1) ITTOIA 2005, which has been approved by the Revenue for the purposes of Schedule 3;

“Schedule 3” means Schedule 3 to ITEPA 2003;

“Specified Age” means age 60;

“Subsidiary” means a body corporate which is a subsidiary of the Company (within the meaning of section 1159 of the Companies Act 2006) and of which the Company has Control;

“Taxes Act 1988” means the Income and Corporation Taxes Act 1988;

and expressions not otherwise defined in this Scheme have the same meanings as they have in Schedule 3.

1.2	Any reference in this Scheme to any enactment includes a reference to that enactment as from time to time modified, extended or re-enacted.

1.3	Expressions in italics are for guidance only and do not form part of this Scheme.

2.	ELIGIBILITY

2.1	Subject to sub-rule 2.5 below, an individual is eligible to be granted an option on any day (the “Grant Day”) if (and only if):

(A)	he is on the Grant Day an employee or director of a company which is a Participating Company; and

(B)	he either satisfies the conditions specified in sub-rule 2.2 below or is nominated by the Board for this purpose.

2.2	The conditions referred to in sub-rule 2.1(B) above are that:

(A)

the individual shall at all times during the qualifying period have been an employee (but not a director) or a full-time director of the Company or a company which was for the time being a Subsidiary; and

(B)	at the relevant time, the individual’s earnings from his employment or office meet (or would meet if there were any) the requirements set out in paragraphs 6(2)(c) and 6(2)(ca) of Schedule 3.

2.3	For the purposes of sub-rule 2.2 above:

(A)

the relevant time is the date on which any invitation is given under Rule 3.6 below or such other time during the period of 5 years ending with the Grant Day as the Board may determine (provided that no such determination may be made if it would have the effect that the qualifying period would not fall within that 5- year period);

(B)	the qualifying period is such period ending at the relevant time but falling within the 5-year period mentioned in paragraph 2.3(A) above as the Board may determine;

(C)

an individual shall be treated as a full-time director of a company if he is obliged to devote to the performance of the duties of his office or employment with the company not less than 25 hours a week;

(D)

Chapter I of Part XIV of the Employment Rights Act 1996 shall have effect, with any necessary changes, for ascertaining the length of the period during which an individual shall have been an employee or a full-time director and whether he shall have been an employee or a full-time director at all times during that period.

2.4

Any determination of the Board under paragraph 2.3(A) or 2.3(B) above shall have effect in relation to every individual for the purpose of ascertaining whether he is eligible to be granted an option on the Grant Day.

2.5

An individual is not eligible to be granted an option at any time if he is at that time ineligible to participate in this Scheme by virtue of paragraph 11 of Schedule 3 (material interest in close company).

3.	GRANT OF OPTIONS

3.1

Subject to Rule 4 below, the Board may grant an option to acquire shares in the Company which satisfy the requirements of paragraphs 18 to 22 of Schedule 3 (fully paid up, unrestricted, ordinary share capital), upon the terms set out in this Scheme, to any individual who:

(A)	is eligible to be granted an option in accordance with Rule 2 above, and

(B)	has applied for an option and proposed to make a Savings Contract in connection with it (with a Savings Body approved by the Board) in the form and manner prescribed by the Board,

and for this purpose an option to acquire includes an option to purchase and an option to subscribe.

3.2

The type of option to be granted to an individual, that is to say a 3-Year Option, a 5-Year Option or a 7-Year Option, shall be determined by the Board or, if the Board so permits, by the individual; and for this purpose:

(A)

a 3-Year Option is an option in connection with which a three year Savings Contract is to be made and in respect of which, subject to sub-rule 4.3 below, the repayment is to be taken as including the bonus;

(B)

a 5-Year Option is an option in connection with which a five year Savings Contract is to be made and in respect of which, subject to sub-rule 4.3 below, the repayment is to be taken as including a bonus other than the maximum bonus; and

(C)	a 7-Year Option is an option in connection with which a five year Savings Contract is to be made and in respect of which the repayment is to be taken as including the maximum bonus.

3.3

The amount of the monthly contribution under the Savings Contract to be made in connection with an option granted to an individual shall, subject to sub-rule 4.5 below, be the amount which the individual shall have specified in his application for the option that he is willing to pay or, if lower, the maximum permitted amount, that is to say, the maximum amount which:

(A)

when aggregated with the amount of his monthly contributions (being not less than £5) under any other Savings Contract linked to this Scheme or to any other savings-related share option scheme approved under Schedule 3, does not exceed £250 or such other maximum amount as may for the time being be permitted by paragraph 25(3)(a) of Schedule 3;

(B)	does not exceed the maximum amount for the time being permitted under the terms of the Savings Contract; and

(C)	when aggregated with the amount of his monthly contributions under any other Savings Contract linked to this Scheme, does not exceed any maximum amount determined by the Board.

3.4

The number of shares in respect of which an option may be granted to any individual shall be the maximum number which can be paid for, at the price determined under sub-rule 3.5 below, with monies equal to the amount of the repayment due on the Bonus Date under the Savings Contract to be made in connection with the option and for these purposes, the exchange rate to be used shall be the closing mid-point sterling/US dollar exchange rate published in the Financial Times (or such other newspaper as the Board may select from time to time) on the Exercise Date (or if not published on that day, the last preceding day of publication).

3.5

The price at which shares may be acquired by the exercise of options of a particular type granted on any day shall be a price denominated in US dollars which is determined by the Board and stated on that day, provided that:

(A)	if shares of the same class as those shares are quoted on the New York Stock Exchange, the price shall not be less than 80% of:

(1)	the average of the closing prices of shares of that class on the five dealing days last preceding the Invitation Date, or

(2)

if the first of those dealing days does not fall within the period of 30 days ending with the day on which the options are granted or falls prior to the date on which the Company last announced its results for any period, the closing price of shares of that class on the dealing day last preceding the day on which the options are granted or such other dealing day as may be agreed with the Revenue;

(B)

if paragraph (A) above does not apply, the price shall not be less than the Specified Percentage of the market value (within the meaning of Part VIII of the Taxation of Chargeable Gains Act 1992) of shares of that class, as agreed in advance for the purposes of this Scheme with the Revenue Shares and Assets Valuation, on:

(1)	the Invitation Date, or

(2)

if that date does not fall within the period of 30 days ending with the day on which the options are granted, on the day on which the options are granted or such other day as may be agreed with the Revenue; and

(C)	in the case of an option to acquire shares only by subscription, the price shall not be less than the nominal value of those shares;

3.6	The Board shall ensure that, in relation to the grant of options on any day:

(A)	every individual who is eligible to be granted an option on that day has been given an invitation;

(B)	the invitation specifies a period of not less than 14 days in which an application for an option may be made; and

(C)	every eligible individual who has applied for an option as mentioned in sub-rule 3.1 above is in fact granted an option on that day.

3.7	An invitation to apply for an option may only be given within the period of 10 years ending on 5 November 2019.

3.8	An option granted to any person:

(A)	shall not, except as provided in sub-rule 5.2 below, be capable of being transferred by him; and

(B)	shall lapse forthwith if he is adjudged bankrupt.

4.	EXERCISE OF OPTIONS

4.1

The exercise of any option shall be effected in the form and manner prescribed by the Board, provided that the monies paid for shares on such exercise shall not exceed the amount of the repayment made and any interest paid under the Savings Contract made in connection with the option.

4.2	Subject to sub-rules 4.3, 4.4 and 4.6 below and to Rule 6 below, an option shall not be capable of being exercised before the Bonus Date.

4.3	Subject to sub-rule 4.8 below:

(A)	if any Participant dies before the Bonus Date, any option granted to him may (and must, if at all) be exercised by his personal representatives within 12 months after the date of his death, and

(B)	if he dies on or within 6 months after the Bonus Date, any option granted to him may (and must, if at all) be exercised by his personal representatives within 12 months after the Bonus Date,

provided in either case that his death occurs at a time when he either holds the office or employment by virtue of which he is eligible to participate in this Scheme or is entitled to exercise the option by virtue of sub-rule 4.4 below.

4.4

Subject to sub-rule 4.8 below, if any Participant ceases to hold the office or employment by virtue of which he is eligible to participate in this Scheme (otherwise than by reason of his death), the following provisions apply in relation to any option granted to him:

(A)

if he so ceases by reason of injury, disability, redundancy within the meaning of the Employment Rights Act 1996, or retirement on reaching the Specified Age or any other age at which he is bound to retire in accordance with the terms of his contract of employment, the option may (and subject to sub-rule 4.3 above must, if at all) be exercised within 6 months of his so ceasing;

(B)

if he so ceases by reason only that the office or employment is in a company of which the Company ceases to have Control, or relates to a business or part of a business which is transferred to a person who is not an Associated Company of the Company, the option may (and subject to sub-rule 4.3 above must, if at all) be exercised within 6 months of his so ceasing;

(C)	if he so ceases for any other reason within 3 years of the grant of the option, the option may not be exercised at all;

(D)

if he so ceases for any other reason (except for dismissal for misconduct) more than 3 years after the grant of the option, the option may (and subject to sub-rule 4.3 above must, if at all) be exercised within 6 months of his so ceasing.

4.5

Subject to sub-rule 4.8 below, if, at the Bonus Date, a Participant holds an office or employment with a company which is not a Participating Company but which is an Associated Company of the Company, any option granted to him may (and subject to sub-rule 4.3 above must, if at all) be exercised within 6 months of the Bonus Date.

4.6

Subject to sub-rule 4.8 below, where any Participant continues to hold the office or employment by virtue of which he is eligible to participate in this Scheme after the date on which he reaches the Specified Age, he may exercise any option within 6 months of that date.

4.7	Subject to sub-rule 4.3 above, an option shall not be capable of being exercised later than 6 months after the Bonus Date.

4.8

Where, before an option has become capable of being exercised, the Participant gives notice that he intends to stop paying monthly contributions under the Savings Contract made in connection with the option, or is deemed under its terms to have given such notice, or makes an application for repayment of the monthly contributions paid under it, the option may not be exercised at all.

4.9

A Participant shall not be treated for the purposes of sub-rules 4.3 and 4.4 above as ceasing to hold the office or employment by virtue of which he is eligible to participate in this Scheme until he ceases to hold an office or employment in the Company or any Associated Company of the Company, and a female Participant who ceases to hold the office or employment by virtue of which she is eligible to participate in this Scheme by reason of pregnancy or confinement and who exercises her right to return to work under the Employment Rights Act 1996 before exercising her option shall be treated for the purposes of sub-rule 4.4 above as not having ceased to hold that office or employment.

4.10	A Participant shall not be eligible to exercise an option at any time:

(A)	unless, subject to sub-rules 4.4 and 4.5 above, he is at that time a director or employee of a Participating Company;

(B)	if he is not at that time eligible to participate in this Scheme by virtue of paragraph 8 of Schedule 3 (material interest in close company).

4.11	An option shall not be capable of being exercised more than once.

4.12

Within 30 days after an option has been exercised by any person, the Board shall allot to him (or a nominee for him) or, as appropriate, procure the transfer to him (or a nominee for him) of the number of shares in respect of which the option has been exercised, provided that:

(A)	the Board considers that the issue or transfer thereof would be lawful in all relevant jurisdictions; and

(B)

in a case where a Participating Company is obliged to (or would suffer a disadvantage if it were not to) account for any tax (in any jurisdiction) for which the person in question is liable by virtue of the exercise of the option and/or for any social security contributions recoverable from the person in question (together, the “Tax Liability”), that person has either:

(1)	made a payment to the Participating Company of an amount equal to the Tax Liability; or

(2)

entered into arrangements acceptable to that or another Participating Company to secure that such a payment is made (whether by authorising the sale of some or all of the shares on his behalf and the payment to the Participating Company of the relevant amount out of the proceeds of sale or otherwise).

4.13

All shares allotted under this Scheme shall rank equally in all respects with shares of the same class then in issue except for any rights attaching to such shares by reference to a record date before the date of the allotment.

4.14	If shares of the same class as those allotted under this Scheme are listed on any stock exchange, the Company shall apply to that stock exchange for any shares so allotted to be admitted thereto.

5.	TAKEOVER, RECONSTRUCTION AND WINDING UP

5.1	If any person obtains Control of the Company as a result of making a general offer to acquire:

(A)	the whole of the issued ordinary share capital of the Company, which is made on a condition such that, if it is met, the person making the offer will have Control of the Company; or

(B)	all the shares in the Company which are of the same class as the shares in question obtained under the Scheme; and

the Board shall within 7 days of becoming aware thereof notify every Participant thereof and, subject to sub-rules 4.3, 4.4, 4.7 and 4.8 above, any option may be exercised within one month (or such longer period as the Board may permit) of the notification, but not later than 6 months after that person has obtained Control and any condition subject to which the offer is made has been satisfied.

5.2

If a compromise or arrangement is sanctioned by the court under section 899 of the Companies Act 2006 for the purposes of or in connection with a scheme for the reconstruction of the Company or its amalgamation with any other company or companies, or if the Company passes a resolution for voluntary winding up, the Board shall forthwith notify every Participant thereof and, subject to sub-rules 4.3, 4.4, 4.7 and 4.8 above, any option may be exercised within one month of the notification, but to the extent that it is not exercised within that period shall (notwithstanding any other provision of this Scheme) lapse on the expiration of that period.

5.3

If as a result of the events specified in sub-rules 5.1 and 5.2 a company (the “acquiring company”) obtains Control of the Company, any Participant may at any time within 6 months beginning with the time, in the case of the events specified in sub-rule 5.1, the acquiring company obtains Control and any condition subject to which the offer is made is met and, in the case of the events in sub-rule 5.2 the acquiring company obtains Control (or such other period as specified in paragraph 38(3) of Schedule 3) by agreement with the acquiring company, release any option which has not lapsed (the “old option”) in consideration of the grant to him of an option (the “new option”) which (for the purposes of that paragraph) is equivalent to the old option but relates to shares in a different company (whether the acquiring company itself or some other company falling within paragraph 18(b) or (c) of Schedule 3).

5.4

The new option shall not be regarded for the purposes of sub-rule 5.3 above as equivalent to the old option unless the conditions set out in paragraph 39(4) of Schedule 3 are satisfied, but so that the provisions of this Scheme shall for this purpose be construed as if:

(A)	the new option were an option granted under this Scheme at the same time as the old option;

(B)

except for the purposes of the definitions of “Participating Company” and “Subsidiary” in sub-rule 1.1, and sub-rules 4.4(B), 4.5 and 4.9 above, the expression the “Company” were defined as “a company whose shares may be acquired by the exercise of options granted under this Scheme”;

(C)	the Savings Contract made in connection with the old option had been made in connection with the new option; and

(D)	the Bonus Date in relation to the new option were the same as that in relation to the old option.

6.	VARIATION OF CAPITAL

6.1	Subject to sub-rule 6.3 below, in the event of any variation of the share capital of the Company, the Board may make such adjustments as it considers appropriate under sub-rule 6.2 below.

6.2	An adjustment made under this sub-rule shall be to one or more of the following:

(A)	the price at which shares may be acquired by the exercise of any option;

(B)	where any option has been exercised but no shares have been allotted or transferred pursuant to the exercise, the price at which they may be acquired.

6.3	At a time when this Scheme is approved by the Revenue under Schedule 3, no adjustment under sub-rule 6.2 above shall be made without the prior approval of the Revenue.

6.4

An adjustment under sub-rule 6.2 above may have the effect of reducing the price at which shares may be acquired by the exercise of an option to less than their nominal value, but only if and to the extent that the Board shall be authorised to capitalise from the reserves of the Company a sum equal to the amount by which the nominal value of the shares in respect of which the option is exercised exceeds the price at which the shares may be subscribed for and to apply that sum in paying up that amount on the shares; and so that on the exercise of any option in respect of which such a reduction shall have been made the Board shall capitalise that sum (if any) and apply it in paying up that amount.

7.	ALTERATIONS

The Board may at any time alter this Scheme, provided that:

(A)	no amendment may materially affect a Participant as regards an option granted prior to the amendment being made; and

(B)	no amendment to a Key Feature shall have effect until approved by the Revenue.

8.	MISCELLANEOUS

8.1

The rights and obligations of any individual under the terms of his office or employment with the Company or a Subsidiary shall not be affected by his participation in this Scheme or any right which he may have to participate in it, and an individual who participates in it shall waive all and any rights to compensation or damages in consequence of the termination of his office or employment for any reason whatsoever insofar as those rights arise or may arise from his ceasing to have rights under or be entitled to exercise any option as a result of such termination.

8.2

In the event of any dispute or disagreement as to the interpretation of this Scheme, or as to any question or right arising from or related to this Scheme, the decision of the Board shall be final and binding upon all persons.

8.3

The Company and any Subsidiary may provide money to the trustees of any trust or any other person to enable them or him to acquire shares to be held for the purposes of the Scheme, or enter into any guarantee or indemnity for those purposes, to the extent permitted by any applicable laws.

8.4

Any notice or other communication under or in connection with this Scheme may be given by personal delivery or by sending it by post, in the case of a company to its registered office, and in the case of an individual to his last known address, or, where he is a director or employee of the Company or a Subsidiary, either to his last known address or to the address of the place of business at which he performs the whole or substantially the whole of the duties of his office or employment.

Shareowner Services
P.O. Box 64945
St. Paul, MN 55164-0945

Vote by Internet, Telephone or Mail

24 Hours a Day, 7 Days a Week

Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

  INTERNET/MOBILE – www.proxypush.com/crd-b Use the Internet to vote your proxy until 11:59 p.m. (CT) on May 8, 2018.

 PHONE – 1-866-883-3382

     Use a touch-tone telephone to vote your proxy until 11:59 p.m. (CT) on May 8, 2018.

 MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Proxy Card.

Please detach here

The Board of Directors Recommends a Vote FOR Each of the Director Nominees in Item 1, FOR Item 2, and FOR Item 3.

1.	Proposal to elect the eight (8) nominees listed below as Directors (except as indicated to the contrary below)

	01 H. V. Agadi 02 P. G. Benson 03 J. C. Crawford	04 05 06	J. C. Crawford, Jr. J. M. Johnson C. H. Ogburn	07 08	R. Patel D. R. Williams	☐	Vote FOR all nominees (except as marked)	☐	Vote WITHHELD from all nominees

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2.	Proposal to approve the addition of 1,000,000 shares of Class A Common Stock to the Crawford & Company U.K. Sharesave Scheme, as amended.	☐ For ☐ Against ☐ Abstain

3.	Proposal to ratify the appointment of Ernst & Young LLP as independent auditor for the Company for the 2018 fiscal year.	☐ For ☐ Against ☐ Abstain
THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED AS THE BOARD RECOMMENDS.

Address Change? Mark box, sign, and indicate changes below: ☐	Date

Signature(s) in Box
Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy

CRAWFORD & COMPANY

ANNUAL MEETING OF STOCKHOLDERS

May 9, 2018

2:00 p.m.

Crawford & Company

5335 Triangle Parkway

Peachtree Corners, Georgia 30092

Crawford & Company 5335 Triangle Parkway Peachtree Corners, Georgia 30092	proxy

This proxy is solicited by the Board of Directors for use at the Annual Meeting on May 9, 2018.

The shares of stock you hold in your account or in a dividend reinvestment account will be voted as you specify on the reverse side.

If no choice is specified, the proxy will be voted FOR Each of the Director Nominees in Item 1, FOR Item 2, and FOR Item 3.

By signing the proxy, you revoke all prior proxies and appoint H.V. Agadi, W.B. Swain and R.E. Powers, and each of them with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments or postponements.

See reverse for voting instructions.